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Notice of 2022 Annual Meeting and Proxy Statement

Enact®

Who We Are
Enact, through its subsidiaries, is a leading U.S. private mortgage insurance provider offering borrower-centric products that enable lenders and other partners across the U.S. to help people responsibly achieve and maintain the dream of homeownership. We take pride in our culture where employees are respected, heard, and empowered to do their best work. We enjoy working hard, learning as a team and celebrating our successes. Enact is headquartered in Raleigh, North Carolina.
What We Do
Building on a deep understanding of lenders’ businesses and a legacy of financial strength, we partner with lenders to bring best-in class service, leading underwriting expertise, and extensive risk and capital management to the mortgage process, helping to put more people in homes and keep them there.
Why We Do It
At Enact, we live our values of Excellence, Improvement, and Connection in all that we do. Our mission to help people get into and stay in their homes has a positive impact on our world and that inspires us to go the extra mile. We look at the bigger picture, always considering our customers’ processes and their borrowers’ experience. By empowering customers and their borrowers, we seek to positively impact the lives of those in the communities in which we serve in a sustainable way.

Letter from Dom and Rohit March 28, 2022 Dear Stockholder,

You are invited to attend the 2022 Annual Meeting of Stockholders of Enact to be held virtually at 11:00am Eastern Time on Thursday, May 12, 2022.
The Annual Meeting will include voting on the matters set forth in the accompanying Notice of 2022 Annual Meeting of Stockholders and Proxy Statement, and discussion and/or voting on any other business matters properly brought before the meeting.
Whether or not you plan to attend the 2022 Annual Meeting of Stockholders, you can ensure that your shares are represented at the meeting by promptly submitting your proxy by telephone, Internet or by completing, signing, dating, and returning your proxy card.
Continued strong performance following a successful initial public offering
We are very pleased with Enact’s strong operating results in 2021, especially as the economy and housing market continued to recover from the COVID-19 pandemic. Enact delivered adjusted operating income of $551 million (net income of $547 million) and a Return on Equity of 13.7% for the full year. Additionally, in the fourth quarter of 2021, we reported one of our strongest regulatory balance sheets with consolidated regulatory capital of $4.4 billion (which includes a statutory contingency reserve of $3.0 billion) and an associated consolidated risk-to-capital ratio of 12.2:1, and our delinquency rate is the lowest it’s been during the pandemic. We also wrote one of the largest new insurance written books in the history of our business at $97 billion.
Continued progress against our strategy
Since January 2021, we have focused our efforts on executing a successful initial public offering. On September 15, 2021, Enact became a publicly traded company on Nasdaq at $19.00 per share. Following our IPO, our flagship operating subsidiary received upgrades to its credit ratings from Fitch, Moody’s, and S&P. Improved credit ratings make us a stronger counterparty for our customers and the Government Sponsored Entities (“GSEs”) and create greater opportunity for us to pursue new business opportunities.
In the fourth quarter of 2021, we issued our first special cash dividend of $200 million, or $1.23 per common share to stockholders. Our strong balance sheet and robust cash flows position Enact to pursue a balanced capital allocation strategy that supports our policyholders while allowing us to invest in our business and return capital to stockholders.
Dominic J. Addesso Independent Chairperson of the Board Rohit Gupta President and Chief Executive Officer

Thank you to Enact employees
2021 has been another successful year for Enact, but it would not have been possible without the outstanding efforts of our employees. Through their agility, dedication, and willingness to support each other and provide excellent service to our customers, we were able to successfully and safely navigate another year impacted by the COVID-19 pandemic. Please join us in extending our sincerest thanks to each of them for their focus and commitment to getting people in homes and helping them stay there.
As we move forward, we will continue to be prepared for a variety of economic and performance scenarios in our business. We will continue to execute diligently against our plans to further strengthen our financial position and maximize long-term stockholder value. We look forward to keeping you updated on our progress, and thank you for your investment in and support of Enact.
Cordially,

Dominic Addesso Chairperson of the Board	Rohit Gupta President, Chief Executive Officer & Director
2022 PROXY STATEMENT       3

Notice of 2022 Annual Meeting of Stockholders

Date and Time Thursday, May 12, 2022, at 11:00 a.m. ET	Location www.virtualshareholder meeting.com/ACT2022	Who Can Vote Stockholders of record at the close of business on March 14, 2022

Voting Items

Proposals	Board Vote Recommendation	For Further Details
1. Election of Eleven Director Nominees Named in this Proxy Statement	FOR each nominee	Page 16
2. Advisory Vote on the Frequency of Future Votes to Approve Named Executive Officer Compensation	1 YEAR	Page 41
3. Advisory Vote to Approve Named Executive Officer Compensation	FOR	Page 42
4. Ratification of Selection of Independent Registered Public Accounting Firm	FOR	Page 65
Stockholders will also discuss and vote on such other business as may properly be presented at the 2022 Annual Meeting of Stockholders.
In accordance with the U.S. Securities and Exchange Commission rule, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (“2021 Annual Report”) to many of our stockholders solely over the Internet. We believe posting these materials on the Internet enables us to provide stockholders with the information more quickly. In addition, it lowers the cost of printing and reduces the environmental impact of our 2022 Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials sent to our stockholders explains how to access the proxy materials online, vote online, and if desired obtain a paper copy of our proxy materials.
We encourage you to participate in the 2022 Annual Meeting of Stockholders. You may vote by telephone, through the Internet, or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank, or other nominee). Each share of common stock issued and outstanding as of the record date is entitled to one vote on each matter to be voted upon at our 2022 Annual Meeting of Stockholders. Your vote is important and we encourage you to vote.
This Notice, the Proxy Statement, our 2021 Annual Report, and proxy card are being made available or mailed to stockholders on or about March 28, 2022.
Cordially,
Evan S. Stolove
Secretary
How to Vote

Internet www.proxyvote.com	Telephone 1-800-579-1639	E-mail sendmaterial@ proxyvote.com	Mail You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on May 12, 2022 Enact’s Notice of 2022 Annual Meeting of Stockholders, Proxy Statement, and 2021 Annual Report are Available, Free of Charge, at: www.proxyvote.com

4       ENACT

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including the risks and uncertainties set forth in our 2021 Annual Report for the year ended December 31, 2021. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In addition, our environmental, social and governance (“ESG”) goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met. Finally, websites provided throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement and is not incorporated herein by reference.

2022 PROXY STATEMENT       5

Enact Business Overview
Enact Holdings, Inc. (the “Corporation,” “Enact,” “we,” “our” and “us”), through our operating subsidiaries, is a leading private mortgage insurance provider serving the United States housing finance market with a mission to help people buy a house and keep it their home. We operate in all 50 states and the District of Columbia, have long-tenured customer relationships with mortgage lenders, and are focused on underwriting excellence and prudent risk and capital management practices. We believe our operating and technological capabilities ensure a superior customer experience and drive new business volume at attractive risk-adjusted returns. For the full year ended December 31, 2021, we generated new insurance written (“NIW”) of $97 billion and our 2021 market share was approximately 16.5%.
Our 2021 business strategies were to 1) maintain and prudently manage capital, 2) write profitable new business; and 3) drive strategic initiatives, including but not limited to executing our successful initial public offering (“IPO”), maintaining and developing strong customer relationships, strategically investing in technologies, and remaining engaged with the regulatory landscape to promote the importance of the private mortgage insurance industry.
While COVID-19 continued to impact our business and financial results, we successfully executed on our 2021 priorities as follows:

Maintain and prudently manage capital
•As of December 31, 2021, maintained excess PMIERs capital of $2.0 billion, representing a PMIERs sufficiency ratio of 165% above published PMIERs requirements
•Paid a special cash dividend of $200 million to stockholders
•Executed approximately $1.4 billion of incremental credit risk transfer transactions.
•92% of our risk in force (“RIF”) is covered by credit risk transfers

Write profitable new business
•Insurance in force rose to a record $227 billion on $97 billion of NIW
•Executed on our commitment to build our book with high-quality and prudently priced business, and did so with 2021 new business pricing yielding low to mid-teen returns
•Enabled 317,000 individuals and families to get into homes through purchase or refinance transactions and helped another 35,000 individuals and families stay in their homes through the pandemic and its economic challenges

Drive Strategic Initiatives
•Executed a successful IPO, that generated approximately $600 million of proceeds to our Parent, Genworth Financial. Inc. (“Genworth” or “Parent”), for debt retirement, drove Enact upgrades at all three rating agencies, and otherwise enhanced our ability to realize the full growth potential of our business
•Served over 1,800 active customers including all of the top 20 mortgage originators
•Reactivated our relationship with a key customer, continued to deepen existing relationships, and develop new ones
•Further differentiated our value proposition and invested in areas such as machine learning, data analytics, and modeling to ensure customers receive an experience tailored to their needs
•Continued to work with Capitol Hill, the administration, trade groups, and consumer advocates to drive solutions that increase the accessibility, affordability, and sustainability of home ownership

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ENACT BUSINESS OVERVIEW
Sustainability Initiatives: Our ESG Commitment
Enact has a longstanding and broad history of good corporate citizenship. We have long been focused on sustainability issues and they have been a key component of our values. In order to enhance long-term value creation for our stakeholders, sustainability issues are also increasingly integrated with our business strategy. As such, we have formed our first cross-functional ESG working group, overseen by our CEO and CFO. Our Board of Directors (“Board” or “Board of Directors”) has also implemented formal oversight of our ESG strategy. We will bring a thoughtful and intentional approach to our ESG efforts, and will be performing our first materiality assessment later this year to more formally determine the ESG issues most important to our stakeholders – including policyholders, consumers, employees, stockholders, and the broader community. We are committed to transparency and expect to publish our inaugural Sustainability Report, prior to or in concert with our 2022 proxy statement.
For more information regarding our sustainability commitment, please refer to our Parent’s sustainability report on Genworth’s Sustainability site as we continue to participate in our Parent’s sustainability efforts including Genworth’s Investments in ESG. Additionally, please review our sustainability efforts below that are critical to the creation of long-term value for our stakeholders and provide a robust foundation upon which we will build our ESG Platform.

Pandemic Response

Our People & Our Community
Transitioned all employees to remote work (except for a core essential services team) and permitted flexible work schedules. In March 2022, we reopened our office and employees are allowed to enjoy a hybrid work environment, with a mix of days in the office and remote work.
We provided and continue to offer unlimited time-off for either illness (personal or family) or to address special circumstances arising from COVID-19 (child care and virtual learning), we granted a one-time payment to purchase equipment/supplies for home office set-up, and we provided a monthly stipend to employees for internet service.
Additionally, we provided access to COVID-19 medical resources, including free telemedicine visits and testing, increased the number of eligible appointments available through our Employee Assistance Program (“EAP”), and offered virtual fitness classes and weekly mindfulness sessions to help employees to cope with stress.
Over 27 organizations benefited from COVID-19 relief funding, totaling more than $218,000, from the Genworth Foundation, consisting of both Genworth and Enact employee contributions.

Our Purpose

Enabling Home Ownership
In 2021, our insurance products helped nearly 317,000 individuals and families either achieve the dream of homeownership or refinance a home. We also provided nearly 2,500 homeowners with access to Home Suite Home® coverage, a product designed to (1) help borrowers defray costs associated with owning a home, and (2) mitigate losses due to an unexpected financial event.
Our Homeowners Assistance group helped more than 35,000 individuals and families, particularly those financially impacted by COVID-19, to avoid foreclosure and remain in their homes. Further, we delegated all nationwide COVID-19 loss mitigation programs to servicers to enable assistance to families in need more quickly.
To assist first time home buyers, we (1) published research compiled by our Chief Economist to provide additional insight for lenders into the challenges facing first-time homebuyers; and (2) provided 275 First-Time Homebuyer Kits to help lenders effectively educate these buyers on the purchase process and the demands of homeownership.

2022 PROXY STATEMENT       7

ENACT BUSINESS OVERVIEW

Governance

Sustainability Governance
The Nominating and Corporate Governance Committee of Enact’s Board oversees ESG practices and periodically reviews our corporate social responsibility efforts. Oversight of our enterprise risk management practices has been delegated to the Board’s Risk Committee, while oversight of compliance with relevant legal and regulatory requirements has been delegated to the Board’s Risk and Audit Committees. These controls are foundational components of our sustainability platform.
During 2021, we formed a diverse and cross-functional team to drive our ESG efforts with oversight from our CEO and CFO, along with the Nominating and Corporate Governance Committee. This team includes representatives from key functions including investor relations, legal, human resources, risk and compliance.
See also the “Enact Corporate Governance” section later in this document.

Data Security
Enact utilizes a suite of information technology (“IT”) security controls that are fully functional whether work is performed within Enact facilities or from alternate locations, including from the homes of our employees. These IT security controls include, but are not limited to, Virtual Private Network (VPN) access, full-disk encryption, multi-factor authentication, 16-character passwords, screensaver timeouts, Data Loss Prevention (DLP), antivirus/antimalware, off-network proxy (to limit and restrict web browsing when not connected to VPN), personal firewalls, and routine patch management. These initiatives are augmented by monthly IT Security Awareness training.
For additional protection, we have instituted a Limited Access Protocol to Data, which ensures that only designated personnel with demonstrated business needs are able to access sensitive customer information. As a further precaution, this access is closely monitored and reviewed at regular intervals. In addition, data is regularly deleted in compliance with our Data Retention Policies, to lessen the risk in the unlikely event of a data breach. Enact engages in annual tabletop data breach exercises to test our policies and procedures.
Our security controls are reviewed regularly both by internal and external parties, including commercial/ institutional customers, regulators, and penetration testers. In addition, our Risk Committee is responsible for overseeing cybersecurity risk and is regularly updated by Enact management.

Diversity, Equity, & Inclusion

People:
Launched intensive diversity, equity, and inclusion training, including a multi-course curriculum to heighten employee awareness of unconscious bias, and, in conjunction with our parent, initiated a quarterly diversity and inclusion newsletter.
Conducted the first in a series of planned conversations with employees about racial injustice.
Recognized “Juneteenth” as an official Corporate holiday.
In conjunction with our Parent, recognized by The Human Rights Campaign as one of the Best Places to Work for LGBTQ Equality, achieving a perfect score.

Community:
Combined, Genworth and Enact contributed over $50,000 in support of two organizations advancing social justice – Operation Hope and the Lawyers Committee on Civil Rights Under the Law.
Leading the effort to train students at Historically Black Colleges and Universities in mortgage finance roles through Enact’s new Mortgage Industry Development Program (“MIDP”).
Launched the “Face of the Future” Scholarship program, which grants seven $2,500 scholarships to high school seniors in Wake County and Durham County who identify as Black, Indigenous, and People of Color (“BIPOC”).
Created an internal audit board of diverse individuals to periodically review external or customer-facing materials for cultural sensitivity.

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ENACT BUSINESS OVERVIEW

Environment

Carbon Disclosure Project (CDP)
Enact has participated in Genworth’s CDP submission where Genworth achieved a “B” (Management) score on our 2021 CDP submission (which reflects 2020 activity).
Our printers are default set to avoid unnecessary color printing and drive 2-sided printing. We have also chosen to print our 2021 Annual Report and 2022 Proxy Statement on paper certified by the Forest Stewardship Council (“FSC”) ensuring products come from responsibly managed forests that provide environmental, social, and economic benefits.
Enact’s Raleigh-based headquarters building is Gold LEED certified:
•Uses 30% less water than buildings of similar size
•Includes occupancy sensors in all offices and conference rooms and lighting timers for all common areas that collectively help reduce energy usage by 25%
•Incorporates a Building Management System to optimize our HVAC system and reduce our CO2 output

Investments: ESG Integration
Management of our investment portfolio has been delegated by our Board of Directors to our Parent’s investment committee and Chief Investment Officer. Our Parent’s investment team, with oversight from our Board of Directors and our senior management team, is responsible for the execution of our investment strategy.
Our approach to managing investments is aligned with our fiduciary responsibility to strive to fulfill promises to our policyholders to be there when they need us most – a core tenet of our sustainability platform.
We have integrated ESG considerations into our overall investment strategy. Among other things, Genworth’s Investments ESG Committee reviews investment strategies and risks to inform ultimate decisioning by the Genworth Investment Committee.
Enact holds more than $80 million of green, social, and sustainability-linked bonds.

Community Outreach

Community:
Through the Genworth Foundation, which we share with our Parent, Genworth Financial, Inc., we have funded the work of non-profit organizations aligned with the mission of our business platform to support affordable housing and address homelessness, along with organizations that support disaster relief efforts and those with which our employees primarily engage.
The Genworth Foundation awarded grants and other funding, totaling over $1 million in 2021, more than $244,000 of which supported philanthropic initiatives identified by Enact. The Foundation also contributed over $526,000 in matching gifts, employee volunteer rewards, and other service donations (over $106,000 of which was attributed to engagement by Enact employees).
Enact employees raised funds to distribute care packages to Meals on Wheels program recipients in the Raleigh, North Carolina area; participated in new home builds nationwide with Habitat for Humanity and volunteered at the Food Bank of Central & Eastern North Carolina. Including matching gifts, Enact employees donated over $234,000 to non-profit organizations globally.
Employees are encouraged to participate in volunteer activities and are granted 40 hours of volunteer time off annually. Despite the impact of the pandemic, in 2021 employees volunteered approximately 893 hours (through both virtual and in-person service activities). Pre-pandemic, Enact employees averaged over 3,000 volunteer hours annually.

2022 PROXY STATEMENT       9

ENACT BUSINESS OVERVIEW
Human Capital Management
We are committed to helping families and employees become more financially secure, self-reliant, and prepared for the future. We take a holistic approach to human capital management, including attracting and retaining talent with comprehensive benefits and compensation packages, providing professional development and learning opportunities, facilitating access to dedicated resources that foster an equitable and inclusive environment, and encouraging a sincere commitment to community service and involvement. Some of our key areas of focus include:
•Our compensation package, including salary, incentive bonus, and long-term incentives, aligns employee and stockholder interests, as well as rewards our employees for serving all of our current and future policyholders
•In addition to a competitive compensation program, we also offer our employees benefits such as life and health insurance, paid time off, paid parental leave, financial planning, and a retirement savings plan
•We offer a multitude of professional development and career enrichment courses, including in the areas of leadership, professional skills training and industry-specific matters, as well as tuition reimbursement benefits to aid career progression
•Our cultural and demographic-based employee resource groups help to build an inclusive culture through company-wide events, participation in our recruitment efforts and providing valuable input into our hiring strategies. We continue to focus on building a pipeline of talent to create more opportunities for workplace diversity and to support greater representation within our Corporation
•We champion civic engagement through paid volunteer time for our employees, event sponsorship programs, employee-directed charitable gifts, and our commitment to environmental sustainability
As of December 31, 2021, we employed approximately 500 full-time and part-time employees. None of our employees are subject to collective bargaining agreements.
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Proxy Summary
This summary highlights information for Enact and certain other information contained in this proxy statement (“Proxy Statement”) for Enact’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

ITEM 1
Election of Directors

The Board recommends a vote FOR each director nominee.	See page 16

Our Director Nominees
The table below sets forth information about our eleven director nominees, each of whom is an incumbent member of the Enact Board, including their ages, length of service on our Board and relevant experience. The Board has determined that eight of the eleven nominees are independent directors under the Nasdaq Stock Market, LLC (“Nasdaq”) Exchange listing requirements.

		Director Since	Other Public Company Boards	Committee Membership
Name and Primary Occupation	Age			A	C	N	R	ICC
Dominic J. Addesso* Former CEO of Everest Re Group, Ltd.	68	2021	0
Michael A. Bless Former CEO of Century Aluminum Company	56	2022	1
John D. Fisk Former CEO of FHLBanks Office of Finance	65	2021	1
Rohit Gupta President and CEO of Enact Holdings, Inc.	47	2021	0
Sheila Hooda CEO and President of Alpha Advisory Partners	64	2021	2
Thomas J. McInerney President and CEO of Genworth Financial, Inc.	65	2021	1
Robert P. Restrepo Jr. Former Chairman and President and CEO of State Auto Financial Corporation	71	2021	2
Daniel J. Sheehan IV EVP, CFO & CIO of Genworth Financial, Inc.	56	2021	0
Debra W. Still President and CEO of Pulte Financial Services, Inc.	69	2021	1
Westley V. Thompson President and CEO of M Financial Group	68	2021	0
Anne G. Waleski Former EVP and CFO of the Markel Corporation	55	2021	1

A	Audit	N	Nominating and Corporate Governance	Chairperson
C	Compensation	R	Risk	Member
ICC	Independent Capital
*	Independent Chairperson of the Board
2022 PROXY STATEMENT       11

PROXY SUMMARY
Director Nominee Attributes

Independence	Age	Gender	Race/Ethnicity
73%	62.2 Years	27%	27%
Independent	average	Female	Diverse
Board of Directors Diversity Matrix
Enact is required under Nasdaq’s Board Diversity Rule to publicly disclose self-identified diversity statistics of our Board within one year from the date of listing. Since our IPO was after August 6, 2021, the inclusion of this information is not required in our proxy but we have chosen to make the disclosure here, as opposed to disclosing the information later in the year.

Board Diversity Matrix (As of March 28, 2022)
Board Size
Total Number of Directors	11
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	3	8	0	0
Demographic Background:
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
Persons with Disabilities	0
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PROXY SUMMARY
Governance Highlights/Best Practices

Board Independence and Composition Three Board Committees are 100% independent and the rest are majority independent Independent Chairperson 4 of 5 Committees have Chairpersons that are diverse
Board Performance
  All 2021 Directors attended at least 75% of meetings held in 2021
  Independent Directors meet regularly in executive sessions without management or affiliated directors
  Annual Board and Committee self-evaluations will be completed in 2022 and annually afterwards

Stockholder Rights Annual election of all Directors Stockholders holding at least 50% of outstanding common stock have ability to call Special Meeting No Poison Pill
Policies, Programs and Guidelines
  Anti-Hedging and Anti-Pledging Policies for Directors and Named Executive Officers
  Directors and Executives are subject to Code of Ethics
  Insider Trading Policy
  Clawback Policy
  Related Person Transaction Policy
  Disclosure Policy (a/k/a Reg FD Policy)

Director Nominee Qualifications

	9/11	10/11		8/11
President/CEO		Capital Markets/Investments	Rating Agency
	5/11	11/11		7/11
CFO		Risk Management	IT/Cybersecurity
	10/11	7/11		7/11
Public Company Board Experience		Regulatory/Public Policy	Mortgage/Financial services
	10/11			5/11
Insurance/Re-insurance			Marketing

ITEM 2
Advisory Vote on the Frequency of Future Advisory Votes to Approve Name Executive Officer Compensation

The Board of Directors recommends that stockholders vote FOR the option of “1 year” as the frequency with which stockholders will be provided future advisory votes to approve named executive officer compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.
See page 41

2022 PROXY STATEMENT       13

PROXY SUMMARY

ITEM 3
Advisory Vote to Approve Named Executive Officer Compensation

The Board recommends that stockholders vote FOR this proposal.	See page 42

Executive Compensation Highlights
Compensation Program Features
Prior to Enact’s IPO, Enact’s business operated as a division of Genworth. As a result, Enact’s compensation programs for 2021 were significantly influenced by the Parent’s programs. Enact’s compensation programs and policies following the IPO reflect Enact’s decision to generally maintain the Parent’s compensation philosophy with elements of compensation revised as appropriate during the normal compensation cycles in 2022. The Enact compensation programs and policies for 2021 are more fully described below in the Compensation Discussion and Analysis section.
Our 2021 annual compensation program for named executive officers (“NEOs”) consisted of the following key elements: base salary, annual incentive, and long-term incentive.
2021 CEO Target Compensation
2021 Average Other NEO Target Compensation

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PROXY SUMMARY
Funding Outcomes for Annual Incentive Program Metrics
The metrics shown below were used to determine performance for our 2021 Annual Incentive Program. The percentages shown reflect the ultimate funding rate as a percentage of target, where maximum funding for each metric was 150%. Please see the Annual Incentive section on page 47 for detailed information about these metrics and their targets, as well as each NEO’s scorecard and how these metrics factored into their 2021 annual incentive awards.
Funding Percentages of Financial Objectives

Net Operating Income
Unlevered Operating Return on Equity

Funding Percentages of Strategic Objectives

Loss Management
Market Share & Pricing
Execute Successful IPO

ITEM 4
Ratification of Independent Registered Public Accounting Firm

The Board recommends that stockholders vote FOR this proposal.	See page 65

2022 PROXY STATEMENT       15

Enact Board of Directors

PROPOSAL 1
Election of Directors

Currently, eleven directors serve on our Board of Directors, the terms for whom all expire at the 2022 Annual Meeting. At the 2022 Annual Meeting, eleven directors are to be elected to hold office until the 2023 Annual Meeting of Stockholders and until their successors have been duly elected and qualified or until the earlier of their resignation or removal in a manner provided for in the Corporation’s Amended and Restated Bylaws. Working through its Nominating and Corporate Governance Committee, our Board of Directors continually evaluates the optimal size for the Board and will continue to evaluate Board composition.
The eleven nominees for election at the 2022 Annual Meeting are listed on pages 17–22 with brief biographies, a list of their current committee memberships and descriptions of their qualifications and skills to serve as our directors. See the Board of Directors and Committees—Board Composition section below for a description of how our directors’ blend of backgrounds benefits our Corporation. The Board has determined that eight of the eleven nominees are independent directors under the Nasdaq listing requirements and our Governance Principles, which are discussed below in the Corporate Governance section.
All of the nominees named in this Proxy Statement have been nominated by our Board to be elected by holders of our common stock. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute, the size of the Board may be decreased, or the Board may decide to leave a vacancy.

The Board of Directors recommends that stockholders vote FOR the election of Mr. Addesso, Mr. Bless, Mr. Fisk, Mr. Gupta, Ms. Hooda, Mr. McInerney, Mr. Restrepo, Mr. Sheehan, Ms. Still, Mr. Thompson, and Ms. Waleski.

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ENACT BOARD OF DIRECTORS
Nominees
Director Bios (Director skills icons are defined on Page 23)

Dominic J. Addesso	Former CEO Everest Re Group, Ltd.

Independent Director Board of Directors (Chairperson) Committee(s): Independent Capital Age: 68 Director Since: September 2021
BACKGROUND
Dominic Addesso has served as independent Chairman of ClearView Risk Holdings LLC since January 2021. Mr. Addesso has served as Non-Executive Chairman of BMS RE and as a director of BMS Group Ltd since 2020. In addition, Mr. Addesso has served as a director of Core Specialty Insurance Holdings, Inc., a private equity-based spin off from StarStone, since December 2020. Mr. Addesso also serves in an executive advisory role with the Amynta Group and its subsidiaries. From May 2009 to December 2019, Mr. Addesso served in various leadership roles with Everest Re Group, Ltd. (NYSE: RE), a reinsurance and insurance provider, including as CEO from January 2014 to December 2019. Prior to joining Everest, Mr. Addesso served as Senior Vice President, Financial Products and then later President U.S. Regional Markets for American Re-Insurance Company from November 1997 to May 2009. In addition, Mr. Addesso also served in various roles with Selective Insurance Group, Inc. from 1978 to 1997, including as Chief Financial Officer from 1983 to 1993. Mr. Addesso began his career at KPMG where he also obtained his CPA designation. Mr. Addesso holds a B.A. in Accounting from the University of Notre Dame.

QUALIFICATION
Mr. Addesso has over 43 years of experience in insurance, re-insurance, and financial services, and coupled with his experience as a director of several private entities, Mr. Addesso provides the Board with greater insight into insurance, financial and risk oversight matters.

Michael A. Bless	Former CEO Century Aluminum Company

Independent Director Committee(s): Risk Age: 56 Director Since: March 2022
BACKGROUND
Michael A. Bless has served as Special Advisor to the CEO and the Board of Directors of Century Aluminum Company (Nasdaq: CENX), a US-based producer of primary aluminum, since July 2021. Mr. Bless served as Century's President and CEO from November 2011 to July 2021, and he was a member of Century's Board of Directors from December 2012 to July 2021. Mr. Bless also served as Century's Executive Vice President and CFO from 2006 to November 2011. Prior to Century, Mr. Bless worked for the investment firm of M. Safra & Co., Inc. from 2005 to 2006. Mr. Bless also served as the CFO of Maxtor Corporation (NYSE: MXO) in 2004, and Rockwell Automation, Inc. (NYSE: ROK) from 2001 to 2004, holding several other leadership positions with Rockwell. Mr. Bless began his career as an investment banker with Dillon, Read & Co. Inc. from 1987 to 1997. He holds an A.B. degree in history from Princeton University.
Mr. Bless also has served as an independent director of CNA Financial Corporation (NYSE: CNA), where he is chair of the Compensation Committee, since 2017. He served as an independent director of Simpson Manufacturing Company (NYSE: SSD) from 2017 to 2021.

QUALIFICATION
Mr. Bless brings a deep understanding of corporate finance to the Board, having spent over twenty years in financial roles, including serving as the CFO of three public companies and the Chief Executive Officer of Century Aluminum Company. He also has experience as a director of two public companies.

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ENACT BOARD OF DIRECTORS

John D. Fisk	Former CEO of FHLBanks Office of Finance

Independent Director Committee(s): Independent Capital and Risk (Chairperson) Age: 65 Director Since: September 2021
BACKGROUND
John D. Fisk has served as a director of AGNC Investment Corp. (Nasdaq: AGNC) since 2019. Mr. Fisk retired in March 2019 as the CEO of the FHLBanks Office of Finance, a division of the Federal Home Loan Banks that issues and services all debt securities for the regional Federal Home Loan Banks, supporting borrowings of $1 trillion. Mr. Fisk had previously served as the Deputy Managing Director and Chief Operating Officer of the FHLBanks Office of Finance from 2004 until 2007 when he became the CEO. Prior to joining the FHLBanks Office of Finance, Mr. Fisk was the Executive Vice President of Strategic Planning at MGIC Investment Corporation, one of the nation’s largest providers of mortgage insurance, from 2002 until 2004. Mr. Fisk holds an M.B.A. in Finance and Public Management from The Wharton School at the University of Pennsylvania and a B.A. from Yale University.

QUALIFICATION
Mr. Fisk has over 35 years of finance experience, specifically within the mortgage insurance and home lending spaces. His experiences there and as a director of a public company provide the Board with insight into real estate finance and public company operations.

Rohit Gupta	President and CEO of Enact Holdings, Inc.

Age: 47 Director Since: March 2013
BACKGROUND
Rohit Gupta has served as our President and CEO since March 2013, and as one of our directors since March 2013 and as Chairperson of our Board of Directors from July 2020 to September 2021. Mr. Gupta is also the current President and CEO for EMICO, a role he assumed in May 2012. Mr. Gupta joined EMICO in 2003 and, prior to serving as our President and CEO, Mr. Gupta held roles of increasing responsibility, including serving as EMICO’s Chief Commercial Officer and Senior Vice President of Products, Intelligence, and Strategy. Prior to that, Mr. Gupta held both marketing director and senior product manager roles with GE Capital from 2000 to 2003. Mr. Gupta began his career with FedEx Corporation in Strategic Marketing, where he was responsible for competitive intelligence and market analysis supporting FedEx senior management. Mr. Gupta serves on the boards of the Mortgage Bankers Association Residential Board of Governors and the Housing Policy Executive Council. He also served as Chairperson and remains a board member of the U.S. Mortgage Insurers trade association and served on the board of Genworth Canada from June 2016 to December 2019. Mr. Gupta received an undergraduate degree in Computer Science & Technology from Indian Institute of Technology and an M.B.A. in Finance from University of Illinois at Urbana Champaign.

QUALIFICATION
Mr. Gupta offers insight into our Corporation from his current role as the President and CEO. He also brings extensive experience in the housing and insurance industries from his roles at Enact and the Housing Policy Executive Council and Mortgage Bankers Association.

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Sheila Hooda	CEO and President of Alpha Advisory Partners

Independent Director Committee(s): Nominating and Corporate Governance (Chairperson) and Audit Age: 64 Director Since: September 2021
BACKGROUND
Sheila Hooda is the CEO and President of Alpha Advisory Partners, which she founded in 2013 and advises on strategy, turnaround and transformation, customer centricity and digital business models for companies in the financial and business services sectors. Prior to founding Alpha Advisory Partners in 2013, she served as the global head of strategy and business development in the Financial & Risk division, Investors segment at Thomson Reuters, and earlier as senior managing director in strategy, M&A and corporate development roles at TIAA. Ms. Hooda previously was managing director in the Global Investment Banking Division at Credit Suisse, and prior leadership roles include Bankers Trust, Andersen Consulting and McKinsey & Co. Ms. Hooda holds a B.S. in Mathematics from Savitribai Phule Pune University, a PGDM in management from Indian Institute of Management, Ahmedabad and an M.B.A. from the University of Chicago Booth School of Business.
Ms. Hooda has served on the board of Mutual of Omaha Insurance Company since March 2016, where she is the chair of its risk committee and member of its compensation and evaluation committee and ScION Tech Growth I (Nasdaq: SCOA) since December 2020, where she is the chair of the audit committee and ScION Tech Growth II (Nasdaq: SCOB) since February 2021, where she is the chair of the audit committee. She previously served on the board of Virtus Investment Partners (Nasdaq: VRTS) from 2016 to 2020, where she was a member of its audit and risk & finance committees and on the Board of Directors of ProSight Global, Inc. (NYSE: PROS) from 2019 to August 2021, where she was chair of the nominating & governance committee and a member of the audit committee and the human resources committee.

QUALIFICATION
Ms. Hooda brings deep experience in strategy, management and corporate development and governance in the financial services sector. She has also served as a director of multiple entities and brings insight into business development, strategy, finance, and governance.

Thomas J. McInerney	President and CEO of Genworth Financial, Inc.

Committee(s): Compensation Age: 65 Director Since: May 2021
BACKGROUND
Thomas J. McInerney has served as our director since May 2021. Mr. McInerney has served as Genworth Financial, Inc.’s (NYSE: GNW) President and CEO and as a director of that company since January 2013. Before joining Genworth Financial, Inc., Mr. McInerney had served as a Senior Advisor to the Boston Consulting Group from June 2011 to December 2012, providing consulting and advisory services to leading insurance and financial services companies in the United States and Canada. From October 2009 to December 2010, Mr. McInerney was a member of ING Groep’s Management Board for Insurance, where he was the Chief Operating Officer of ING’s insurance and investment management business worldwide. Prior to that, he served in a variety of senior roles with ING Groep NV after serving in many leadership positions with Aetna, where he began his career as an insurance underwriter in June 1978. Mr. McInerney is also on the boards of the Richmond Performing Arts Alliance, Virginia Learns, Reves International Center at the College of William and Mary, and VA Ready. Mr. McInerney is a member of the American Council of Life Insurers and serves, and has served, on its CEO Steering Committees and Board. Mr. McInerney received a B.A. in Economics from Colgate University and an M.B.A. from the Tuck School of Business at Dartmouth College and serves on Tuck’s Board of Advisors.

QUALIFICATION
Mr. McInerney offers insight into our Corporation from his current role as the President and CEO and as a director of Genworth Financial, Inc. He also brings extensive knowledge of the insurance and financial services industries gained through over 40 years of experience serving in significant leadership positions with Genworth, ING Groep NV, and Aetna.

2022 PROXY STATEMENT       19

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Robert P. Restrepo Jr.	Former Chairman and President and CEO of State Auto Financial Corporation Services, Inc.

Independent Director Committee(s): Audit and Nominating and Corporate Governance Age: 71 Director Since: September 2021
BACKGROUND
Robert P. Restrepo Jr. retired from State Auto Financial Corporation (Nasdaq: STFC) in 2015, having served as its Chairman from 2006 to December 2015 and as its President and CEO from 2006 to May 2015. Mr. Restrepo has over 40 years of insurance industry experience, having held executive roles at Main Street America Group, Hanover Insurance Group Inc. (formerly Allmerica Financial Corp), Travelers, and Aetna. Mr. Restrepo has served as a director of RLI Corp., a property and casualty insurance company, since July 2016. He also previously served as a director of Majesco, Inc. (Nasdaq: MJCO), a provider of insurance software and consulting services, from August 2015 until September 2020. Mr. Restrepo also has served on the board of our parent, Genworth Financial, Inc. (NYSE: GNW), since 2016, where he is chair of its audit committee and member of the management development and compensation committee. Mr. Restrepo has served on the board of RLI Corp. (NYSE:RLI) since July 2016, where he is a member of the human capital & compensation committee and the strategy committee. Mr. Restrepo also currently serves on the board of The Larry H. Miller Group of Companies. Mr. Restrepo received a B.A. in English from Yale University.

QUALIFICATION
Mr. Restrepo offers over 40 years of experience managing and operating insurance companies and has expertise in corporate governance, acquisitions, risk, strategic planning, and leadership development.

Daniel J. Sheehan, IV	Executive Vice President, CFO and CIO of Genworth Financial, Inc.

Committee(s): Risk Age: 56 Director Since: May 2021
BACKGROUND
Daniel J Sheehan IV has served as our director since May 2021. Mr. Sheehan is Genworth Financial, Inc.’s Executive Vice President, CFO & Chief Investment Officer. In August 2020, he was appointed as Genworth Financial, Inc.’s Executive Vice President and CFO while maintaining his title as its Chief Investment Officer, a role he has held since April 2012. From January 2009 to April 2012, he served as Genworth Financial, Inc.’s Vice President with responsibilities that included oversight of insurance investment portfolios. From January 2008 through December 2008, Mr. Sheehan had management responsibilities of Genworth Financial, Inc.’s portfolio management team, including fixed-income trading. From December 1997 through December 2007, Mr. Sheehan served in various capacities with Genworth Financial, Inc. and/or its predecessor including roles with oversight responsibilities for the investments real estate team, as risk manager of the insurance portfolios and as risk manager of the portfolio management team. Prior to joining Genworth Financial, Inc., Mr. Sheehan had been with Sun Life of Canada from 1993 to 1997 as a Property Investment Officer in the Real Estate Investments group. Prior thereto, he was with Massachusetts Laborers Benefit Fund from 1987 to 1993, as an auditor and auditing supervisor. Mr. Sheehan graduated from Harvard University with a B.A. in Economics and later received an M.B.A. in Finance from Babson College.

QUALIFICATION
Mr. Sheehan brings insight to the Corporation through his role as the Executive Vice President, CFO and Chief Investment Officer of Genworth Financial, Inc., our parent company. Mr. Sheehan has extensive experience in risk, finance, insurance investments, and audits.

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Debra W. Still	President and CEO of Pulte Financial Services

Independent Director Committee(s): Compensation (Chairperson) and Independent Capital (Chairperson) Age: 69 Director Since: September 2021
BACKGROUND
Debra W. Still has served as President and CEO of Pulte Financial Services since 2010, which includes the mortgage lending, title and insurance operations of PulteGroup, Inc., one of the nation’s largest homebuilders. In addition to Pulte Financial Services, Ms. Still is a member of the board of managers of Pulte Mortgage, LLC, a nationwide lender headquartered in Englewood, Colorado. Ms. Still also served as President of Pulte Mortgage, LLC, from July 2004 until April 2020. Ms. Still served as the 2013 Chairperson of the Mortgage Bankers Association and is currently a member of the association’s Board of Directors. Ms. Still began her career with Pulte Mortgage, LLC in 1983 where she served in various executive capacities, including Chief Operating Officer, prior to being named President in 2004. Debra Still is the Chairman of the MBA Opens Doors Foundation. Opens Doors provides rent and mortgage assistance to help to keep families with critically ill or injured children in their homes while their child is in treatment. Ms. Still is a graduate of Ithaca College, Ithaca, N.Y., with a B.S. degree and has completed graduate work in Finance at George Washington University.
Ms. Still has served on the Board of Directors of Chimera Investment Corporation (NYSE: CIM) since March 2018, where she is a member of the compensation committee and is chair of the nominating and corporate governance committee.

QUALIFICATION
Ms. Still has extensive experience in the mortgage industry, having served in various capacities with Pulte Mortgage, LLC since 1983, including serving as President from 2004-2020. Ms. Still brings deep financial and management experience to the Board.

Westley V. Thompson	President and CEO of M Financial Group

Independent Director Committee(s): Compensation Age: 68 Director Since: September 2021
BACKGROUND
Westley V. Thompson has served as President and CEO of M Financial Group, a life insurance company, and as a member of the M Financial Holdings Incorporated Board of Directors since 2017. Prior to joining M Financial Group, Mr. Thompson served as CEO of Emerge.me, LLC, an insurtech company that he founded in 2015. In addition, Mr. Thompson served on the board of Majesco, Inc. (Nasdaq: MJCO) from September 2016 until April 2018. From October 2008 until April 2014, Mr. Thompson served as President of Sun Life Financial U.S. Prior to joining Sun Life, Mr. Thompson held executive roles at Lincoln Financial Group from January 1998 to September 2008 and at CIGNA Individual Insurance from April 1994 to December 1997.
Mr. Thompson holds a B.A. from Brown University.

QUALIFICATION
Mr. Thompson has extensive experience in the finance and insurance industries and has served on the boards of both private and public companies. Mr. Thompson brings insurance technology and finance insight to the Board.

2022 PROXY STATEMENT       21

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Anne G. Waleski	Former CFO and Executive Vice President of the Markel Corporation

Independent Director Committee(s): Audit (Chairperson), Nominating and Corporate Governance Age: 55 Director Since: September 2021
BACKGROUND
Anne G. Waleski previously served as Executive Vice President of Markel Corporation, a global holding company for insurance, reinsurance, and investment operations around the world, from 2018 until June 2019. Ms. Waleski served as CFO and Executive Vice President of Markel Corporation from 2010 until 2018, Treasurer of Markel from 2003 to 2010, and held various other finance positions at Markel Corporation from 1993 to 2003. Ms. Waleski holds a bachelor’s degree in Economics from The College of William & Mary and has an M.B.A. from the University of Richmond.
Ms. Waleski has served on the Board of Directors of Tredegar Corporation (NYSE: TG) since 2018, where she is a member of the audit committee and the executive compensation committee, Liberty Mutual Insurance since November 2021, Mutual Assurance Society of VA from May 2020 to November 2021 where she was a member of the audit committee, and ProSight Global, Inc. (NYSE: PROS) from June 2020 to August 2021, where she was a member of the audit committee.

QUALIFICATION
Ms. Waleski brings 28 years of experience in finance, insurance and investment to the Board, as well as experience serving as a public company director. Ms. Waleski brings audit and investment insight to the Board.

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Director Nominee Skills Matrix
Our Board is composed of individuals with diverse experience in business and government in areas relevant to Enact. Each director was nominated on the basis of the unique set of qualifications and skills they bring to the Board, as well as how those qualifications and skills blend with those of the other directors on the Board. The blend of our directors’ diverse backgrounds ensures that issues facing the Corporation are examined and addressed with the benefit of a broad array of perspectives, experiences, and expertise.
We believe that our director nominees have demonstrated leadership in a variety of positions across various professions and industries. As a group, our director nominees’ experiences, qualifications, and skills include:

President/CEO

CFO

Public Company Board Experience

Insurance/Re-Insurance

Capital Markets/Investments

Risk Management

Regulatory/Public Policy

Rating Agency

IT/Cybersecurity

Mortgage/Financial Services

Marketing

Overboarding
Our Governance Principles provide that directors who serve as chief executive officers or in equivalent positions for other public companies should not serve on more than two other boards of public companies in addition to the Enact Board and other directors should not serve on more than four other boards of public companies in addition to the Enact Board.
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How We Select Our Directors
Our Nominating and Corporate Governance Committee recommends candidates for election to the Board, then the Board nominates the director candidates and makes recommendations to our stockholders. The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615. Any stockholder recommendations for director are evaluated in the same manner as other candidates considered by the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee believes all director nominees should meet certain qualifications and possess certain qualities, experience, or skills that assist the Board in overseeing our operations and developing and pursuing its strategic objectives. The Nominating and Corporate Governance Committee believes each director nominee should at a minimum:
•possess the highest personal and professional ethics, integrity, and values;
•be committed to representing the long-term interests of all of our stockholders;
•have an inquisitive and objective perspective, practical wisdom, and mature judgment;
•bring a distinct skill set to the Board and the Corporation when viewed alone and in combination with other directors;
•be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively; and
•be committed to serve on the Board for an extended period of time.
We endeavor to have a board representing diverse experience at policymaking levels in business, government, education, and technology, and in areas that are relevant to Enact’s activities. The Nominating and Corporate Governance Committee considers diversity attributes when evaluating potential director nominees. The Board has adopted a policy relative to its commitment to Board diversity, which is set forth in Section 3 of Enact’s Governance Principles. The qualifications, qualities, and skills required for directors are further set forth in Section 3 of Enact’s Governance Principles, which are available on our website.
The Nominating and Corporate Governance Committee considers all potential candidates and determines whether potential candidates meet our qualifications, qualities, and skills for directors. The Nominating and Corporate Governance Committee’s review of potential candidates is multi-faceted and typically includes engagement of a director search firm, due diligence performed internally and externally, a review of a completed candidate questionnaire, and interviews with members of the Nominating and Corporate Governance Committee.
Board Composition
The number of authorized directors of our Corporation is dictated by the Master Agreement executed with our Parent, Genworth Financial, Inc., dated September 15, 2021 (“Master Agreement”) and fixed from time to time by a resolution adopted by our Board of Directors with our Parent’s consent. Currently, our Board of Directors has set the size of the Board of Directors at eleven members.
Each director elected by the holders of our common stock at the 2022 Annual Meeting will serve until the 2023 Annual Meeting and until his or her successor is duly elected and qualified, or until the earlier of their resignation or removal in a manner provided for in the Bylaws. The holders of our common stock do not have cumulative voting rights in the election of directors.
We believe our director nominees are a talented group of individuals with a variety of relevant qualifications, skill sets, and professional backgrounds, as reflected in their biographies beginning on page 17. We believe our Board benefits significantly from this diversity of experience, as well as the racial/ethnic and gender diversity of its members. All of the Board members, other than Mr. Bless, joined out Board in connection with our IPO. Mr. Bless was recommended for consideration by our Nominating and Corporate Governance Committee, with assistance from an executive search firm.
Retirement and Resignation Policies
The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. Directors generally will not be nominated for re-election to the Board after their 76th birthday, although the Board may nominate candidates over 76 under special circumstances.
In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities and should be committed to serve on the Board. Directors must offer to tender their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities, for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the matter and recommend to the Board the appropriate course of action.
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Director Independence
Although we qualify as a “controlled company” under the Nasdaq rules due to Genworth indirectly owning more than a majority of the voting power for the election of directors, our Board currently consists of eleven directors, eight of whom are independent (as defined under Nasdaq listing standards). For a director to be independent, the Board must determine that the director has no relationship with Enact, its subsidiaries and/or its parent, which would interfere with the exercise of independent judgment in carrying out director responsibilities. In making independence determinations, the Board considers all relevant facts and circumstances. The Board has determined that each of Mr. Addesso, Mr. Bless, Mr. Fisk, Ms. Hooda, Mr. Restrepo, Ms. Still, Mr. Thompson, and Ms. Waleski satisfies the Nasdaq’s independence requirements.
In addition to the independence requirements discussed above, members of the Audit Committee must satisfy additional heightened independence requirements established by the Securities and Exchange Commission (“SEC”) and Nasdaq. Specifically, they may not accept, directly or indirectly, consulting, advisory or other compensatory fee from Enact or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with Enact or any of its subsidiaries under applicable Nasdaq and SEC Rules. The Board has determined that all of the current members of the Audit Committee (Ms. Hooda, Mr. Restrepo and Ms. Waleski) satisfy the relevant SEC and Nasdaq independence requirements.
Further, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board has determined that it will avail itself of the exceptions provided to controlled companies under SEC and Nasdaq independence standards, as the Compensation Committee is currently composed of a majority of independent members and is not completely independent. Specifically, Ms. Still and Mr. Thompson qualify as independent members of the Compensation Committee, and Mr. McInerney is not independent due to his position as President and CEO of Genworth Financial, Inc., our Parent.
2022 PROXY STATEMENT       25

Enact Corporate Governance
Governance Principles
Our Governance Principles are published on Enact’s website, as are our other corporate governance materials, including the charters adopted by the Board for each of our standing committees. To view these materials, go to www.enactmi.com, select “Investors” and then select “Corporate Governance.” The Board regularly reviews corporate governance developments, trends, and may modify these principles, charters, and governing documents as warranted. Any modifications will be reflected in the documents on Enact’s website.
Board Oversight of Strategy
The business of Enact is conducted by its employees and officers, under the direction of its CEO and the oversight of the Board, to enhance the long-term value of Enact to its stockholders. The Board is elected by the stockholders to oversee management and to protect the long-term interests of the stockholders. Specifically, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board reviews and evaluates Enact’s strategy at each regularly scheduled meeting and frequently engages with management regarding the competitive landscape, regulatory environment, operational challenges and opportunities, and strategic alternatives to ensure Enact pursues and makes progress on its strategic plan.
Board Leadership Structure
Our Board of Directors emphasizes active participation and leadership by all of its members. Our Board determines who to appoint as its chairperson based on the knowledge and experience of the people then serving on our Board and as CEO, and chooses the person whom it believes best meets the needs of our Corporation and our stockholders at that time. Our Board has determined that having Rohit Gupta serve as our CEO and a director and Dominic Addesso serve as our independent Chairperson of the Board is the appropriate leadership structure for our Corporation at this time.
As more fully set forth in our Governance Principles, available on our website (to view, go to www.enactmi.com, select “Investors,” then select “Corporate Governance” and then select “Governance Principles”), the independent Board Chairperson’s responsibilities and authority include:
•presiding at all meetings of the Board, stockholders, and non-management and independent directors;
•facilitating efficient Board operations through regular engagement with standing committees of the Board and individual directors;
•regularly communicating with the CEO to provide him or her with advice and counsel, serving as a liaison between the CEO and independent directors;
•consulting on meeting agendas;
•working with management to assure that meeting materials are fulfilling the needs of directors;
•consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;
•periodically calling meetings of the independent directors, including at the request of such directors;
•working with the CEO to respond to stockholder inquiries involving the Board; and
•fulfilling other responsibilities as determined by the Board.
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Meetings of Independent Directors
A substantial majority of our current directors are independent (as determined in accordance with the Nasdaq listing standards) and our independent directors will meet regularly in executive sessions without management present, as provided in our Governance Principles. Mr. Gupta, our CEO, is currently the only employee of the Corporation who serves on our Board. In addition, Mr. McInerney and Mr. Sheehan, are the CEO and CFO, respectively, of our Parent company Genworth Financial, Inc., and are not considered independent according to Nasdaq listing standards and our Governance Principles. Our Governance Principles provide that the independent Board Chairperson, currently Mr. Addesso, will preside at the meetings of the independent directors. The independent Board Chairperson, may periodically call meetings of the independent directors, including at the request of the independent directors.
Meeting Attendance
After the completion of our IPO on September 15, 2021 until December 31, 2021, our Board of Directors held 4 meetings and in the aggregate the Committees held 12 meetings. Each of our director nominees who served in 2021 attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which they served as a director) and (2) the total number of meetings held by all committees of the Board on which they served (during the periods that they served). As set forth in the Governance Principles, directors are expected to attend the 2022 Annual Meeting of Stockholders.
Board Responsibilities
Board Committees
The five standing committees of the Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Independent Capital Committee, and Risk Committee. Our Board of Directors may also establish various other committees to assist it in carrying out its responsibilities.
The Board has established written charters for each of its five standing committees. Each Committee’s responsibilities are more fully set forth in its charter, which can be found in the corporate governance section of our website. To view, go to www.Enactmi.com, select “Investors,” then select “Corporate Governance,” then select the Committee, and finally select “Charter.”
The five standing committees of the Board are described below.
2022 PROXY STATEMENT       27

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Audit Committee
The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists solely of “independent” directors as defined by the applicable rules of Nasdaq and the SEC. In addition, the Board has determined that all three of the Audit Committee’s current members, Ms. Waleski, Ms. Hooda, and Mr. Restrepo, are “audit committee financial experts,” as defined by SEC rules.
The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with relevant legal and regulatory requirements, the independence, and qualifications of the Corporation’s independent registered public accounting firm and the performance of the Corporation’s internal audit function and independent auditors.

Members

Anne G. Waleski (Chairperson)	Sheila Hooda	Robert P. Restrepo Jr.	Meetings in 2021: [3]

Principal Responsibilities The Audit Committee’s responsibilities include:

•discussing with management and the independent auditor our annual and quarterly financial statements, earnings releases and financial information and earnings guidance provided to analysts and rating agencies;
•selecting our independent registered public accounting firm and approving the terms of its engagement;
•discussing with management and our independent auditor any audit issues and management’s response;
•independently and/or in coordination with the Risk Committee, overseeing risks associated with financial accounting and reporting, including the system of internal control, which includes reviewing and discussing with management and our independent auditor the Corporation’s risk assessment process and management policies with respect to the Corporation’s major financial risk exposures and the procedures utilized by management to identify and mitigate the exposure to such risks;
•reviewing our financial reporting and accounting standards and principles;
•recommending the annual audited financial statements be included in the Annual Report on Form 10-K;

•overseeing the design and implementation of the internal audit function and results of audits;
•obtaining and reviewing formal written reports from the independent auditor regarding its internal quality-control procedures;
•reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct;
•preparing and publishing a committee report for inclusion in the proxy statement;
•establishing procedures for the hiring of employees or former employees of our independent registered public accounting firm;
•establishing procedures for the receipt, retention, and treatment of complaints on accounting, internal accounting controls, or auditing matters; and
•establishing policies and procedures for the review and approval of all proposed transactions with “Related Persons,” as that term is defined in the Corporation’s Related Person Transaction Policy.

The Audit Committee’s report appears on page 67 of this Proxy Statement.
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Compensation Committee
The principal purpose of the Compensation Committee is to carry out the Board’s overall responsibility relating to executive compensation and succession planning. The Compensation Committee’s Charter and the Corporation’s Governance Principles provide that each member of the Compensation Committee shall meet all applicable Nasdaq requirements for committee membership, except as required by the Master Agreement or any applicable exemptions, including with respect to “controlled companies” under Nasdaq rules. Furthermore, the Compensation Committee’s Charter states that at such time when the Corporation ceases to qualify as a “controlled company” under Nasdaq rules and following the applicable Nasdaq transition rules, members of the Compensation Committee shall also qualify as “non-employee directors” within the meaning of SEC Rule 16b-3. Until such time that all members of the Compensation Committee are “non-employee directors” within the meaning of SEC Rule 16b-3, all equity awards for officers and directors shall be approved by the full Board. Currently, the Corporation is taking advantage of the “controlled company” exemption and is, therefore, not required to have a fully independent Compensation Committee. Ms. Still and Mr. Thompson qualify as independent directors under the Nasdaq rules for purposes of serving on the Compensation Committee.

Members

Debra W. Still (Chairperson)	Thomas J. McInerney	Westley V. Thompson	Meetings in 2021:[3]

Principal Responsibilities The Compensation Committee’s responsibilities include:

•assisting the Board in developing and evaluating potential candidates for executive positions, including the CEO, and to oversee the development of executive succession plans;
•reviewing and approving on an annual basis the corporate goals and objectives with respect to the compensation of our CEO, evaluating our CEO’s performance in light of these goals and objectives, and setting our CEO’s compensation based on such evaluation;
•reviewing and approving on an annual basis the evaluation process and compensation structure for our other executive officers, including evaluating and setting the compensation for our executive officers;
•reviewing on an annual basis the form and amount of compensation of directors for service on the Board and committees;
•reviewing and approving our variable incentive compensation and other stock-based compensation plans;

•reviewing and approving or recommending to the Board employment and severance arrangements for executive officers;
•assessing the structure and composition of the leadership of the Corporation;
•reviewing and discussing our Compensation, Discussion, and Analysis, recommending to the Board its inclusion in our annual reports and proxy statements and publishing a committee report;
•assessing the results of the Corporation’s most recent advisory vote on executive compensation (“say on pay”) and recommending the frequency of future say on pay votes to the Board;
•overseeing risks relating to our compensation programs; and
•determining whether the work of any compensation consultant who had a role in determining or recommending the amount or form of executive or director compensation raised any conflict of interest.

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee’s report appears on page 53. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is also provided in the Compensation Discussion and Analysis section later in this document.
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Nominating and Corporate Governance Committee
The principal purpose of the Nominating and Corporate Governance Committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring the process to assess Board effectiveness, and in developing and implementing Enact’s Governance Principles. The Nominating and Corporate Governance Committee currently consists solely of “independent” directors as defined by the applicable rules of Nasdaq.

Members

Sheila Hooda (Chairperson)	Anne G. Waleski	Robert P. Restrepo Jr.	Meetings in 2021: [2]

Principal Responsibilities The Nominating Committee’s responsibilities include:

•leading the search for individuals qualified to become members of our Board;
•reviewing the Board’s committee structure and recommending committee members, subject to the Master Agreement;
•recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships, subject to the Master Agreement;

•making recommendations to the Board concerning the size (subject to the Master Agreement), structure, composition, and functioning of the Board and committees, as well as the Board’s leadership structure;
•developing and annually reviewing the Governance Principles;
•overseeing the annual self-evaluations of the Board and its committees; and
•periodically reviewing the environmental, social, and governance practices of the Corporation, including related risks.

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Independent Capital Committee
The purpose of the Independent Capital Committee is to address conditions imposed by, or otherwise agreed to with, the GSEs on us and our principal insurance company subsidiary, Enact Mortgage Insurance Corporation (“EMICO”). We will maintain an independent capital committee for so long as (i) our Parent (or its successor) owns 50% or more of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors and (ii) there are minority public stockholders in our capital structure. The Independent Capital Committee consists solely of “independent” directors as defined by the applicable rules of Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Members

Debra W. Still (Chairperson)	Dominic J. Addesso	John D. Fisk	Meetings in 2021: [2]

Principal Responsibilities The purpose of the Independent Capital Committee is to provide independent oversight of the Corporation’s following actions (collectively, the “Specified Actions”):

•debt or equity securities issuances into the capital markets and credit facility or similar debt financings by the Corporation or any of its subsidiaries;
•declaration by the Board of a dividend or any other distribution by the Corporation to its stockholders, including Genworth, in respect of, or repurchases by the Corporation of, its stock;
•capital contributions by the Corporation to any of its subsidiaries other than EMICO;

•reviewing and approving or vetoing specific Specified Actions referred to the Independent Capital Committee by the Board, prior to final approval by the Board; and
•discharging such other responsibilities relating to reviewing the Corporation’s planning and implementing any of the Specified Actions as the Board may from time to time assign to the Independent Capital Committee.

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Risk Committee
The purpose of the Risk Committee is to assist the Board in its oversight of all areas relating to Enact’s enterprise risk management policies and risk appetite, including, but not limited to, the following major risk exposures: credit risks, market risks, insurance risks, housing risks, operational risks, model risks, information technology risks, and any other risk that may pose a material threat to the viability of the Corporation. As stated in the Risk Committee Charter, the members of the Risk Committee shall meet Nasdaq standards for independence, once the Corporation is no longer considered a “controlled company” under the Nasdaq rules. Currently the majority of the directors on the Risk Committee are “independent” directors as defined by the applicable rules of Nasdaq.

Members

John D. Fisk (Chairperson)	Daniel J. Sheehan, IV	Michael A. Bless	Meetings in 2021: [2]

Principal Responsibilities The Risk Committee’s responsibilities include:

•reviewing and recommending annually for Board approval (i) the Corporation’s enterprise risk management policies and (ii) the risk appetite of the Corporation, (iii) delegations of authority regarding deviations from risk appetite limits, and the implementation and maintenance of such policies, appetite, and delegations;
•receiving regular reports on the implementation and compliance with legal and regulatory requirements related to risk management, including the Corporation’s code(s) of conduct and the policies and procedures to facilitate compliance;
•reviewing and overseeing the control, management, and mitigation processes relating to Enact’s enterprise risk management policies and risk appetite, including monitoring the Corporation’s risk culture and adherence to risk limits;
•reviewing Enact’s assessment and management of significant and emerging risks;

•reviewing and analyzing Enact’s major risk exposures, strategies, processes, and policies, with accompanying stress tests;
•reviewing and overseeing Enact’s internal risk function;
•periodically reviewing and overseeing Enact’s information technology and information security systems, processes and policies;
•receiving reports regarding risks associated with litigation and investigations/regulatory matters involving the Corporation; and
•discussing with management the Corporation’s overall investment portfolio and investment guidelines.

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Board Oversight of Risk
While our Board of Directors recognizes that risk management is primarily the responsibility of Enact’s management, the Board plays a critical role in the oversight of risk. As a mortgage insurance company, the very nature of our business involves the underwriting, management, and assumption of risks on behalf of our customers. The Board believes it is an important part of its responsibilities to oversee the Corporation’s overall risk assessment processes and management thereof.

Board

•Our Board established the Risk Committee to be specifically responsible for overseeing Enact’s enterprise risk management policies and risk appetite.
•The Board also utilizes its other committees to oversee specific risks and receives regular reports from the committees on the areas of risk for which they have oversight.

Risk Committee
•The Risk Committee is responsible for overseeing Enact’s enterprise risk management policies and related risk profile, including but not limited to the following major risk exposures: credit risks, market risks, insurance risks, housing risks, operational risks, model risks, information technology/cybersecurity risks, and any other risk that may pose a material threat to the viability of Enact.
•In connection with reviewing and overseeing the control, management and mitigation processes relating to Enact’s enterprise management policies and risk appetite, the Risk Committee recommends annually for Board approval: (i) enterprise risk management policies; (ii) the risk appetite of the Corporation; and (iii) delegations of authority regarding deviations from risk appetite limits. The Risk Committee oversees the implementation and maintenance of such policies, appetite, and delegations of authority deviating from risk appetite limits.
•The majority of the members of the Risk Committee are independent, as discussed above, and Enact’s Chief Risk Officer and Chief Compliance Officer each also have a direct reporting obligation to the Risk Committee.

Other Committees
•The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the Corporation’s system of internal controls.
•The Compensation Committee oversees the risks relating to compensation plans and programs, as well as management development and leadership succession.
•Our Nominating and Corporate Governance Committee is responsible for the oversight of risks relating to ESG.
•The Independent Capital Committee is responsible for risks associated with conditions imposed by the GSEs on the Corporation’s insurance company subsidiaries and also the oversight of risks related to debt or equity issuances, declaration of dividends, and capital contributions by the Corporation to any of its subsidiaries, other than EMICO.

Code of Business Conduct and Ethics
All of our directors, officers, and employees must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in our Code of Ethics (“Code of Ethics”). If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairperson of the Board and Chief Executive Officer. To view our Code of Ethics, go to www.enactmi.com, select “Investors,” then select “Corporate Governance,” then select “Code of Ethics.” Section 13 of our Governance Principles, which are available on our website, more fully addresses our Code of Ethics. Under our Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer.
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Certain Relationships and Transactions
Our Board of Directors has stated in its Governance Principles, that the Corporation shall not consummate any transactions with related persons, unless such transactions are reviewed and approved in accordance with the Related Person Transactions Policy, which states that Enact will not enter into a transaction with a “related person” except in circumstances where there is a verifiable Enact business interest supporting the transaction and the transaction otherwise meets Enact’s standards that apply to similar transactions with unaffiliated entities or persons. Our policy states a “related person” means any of our executive officers, directors, nominees for director, any persons known by us to beneficially own in excess of 5% of any class of our voting securities, any person who is an immediate family member of the foregoing and any firm, corporation, or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest. Our policy applies to all transactions with “related persons,” including any proposed material changes to previously approved transactions, other than: (1) transactions available to all employees generally; and (2) transactions involving the payment of compensation or the entry into compensatory agreements or arrangements that are approved by the Board or the Compensation Committee or paid pursuant to an agreement, plan, or arrangement approved by the Board or the Compensation Committee. The Board has delegated to the Audit Committee the responsibility of establishing policies and procedures for the review and approval of transactions with related persons.
Relationship with Our Parent
We were an indirect wholly owned subsidiary of our Parent from 2004 until our IPO, during which time we have been part of our Parent’s consolidated business operations. Historically, our Parent and certain of our Parent’s other subsidiaries have provided a variety of services to us, and we have provided a variety of services to our Parent and certain of our Parent’s other subsidiaries and former subsidiaries. These arrangements are described below under “Other Related Party Transactions.”
Directed Share Program
At our request, the underwriters in the IPO reserved up to 665,520 shares of the common stock offered for sale at the IPO price to certain of our and our Parent’s directors, officers, and key employees through a directed share program.
Master Agreement
On September 15, 2021, we entered into the Master Agreement with our Parent that governs certain aspects of our continuing relationship with our Parent and includes certain customary stockholder rights of our Parent, as summarized immediately below.
Board Rights
Our Parent has the right (but not the obligation) to designate the below number of persons as nominees to our Board of Directors:
•six persons, so long as Parent beneficially owns more than 50% of our outstanding common stock;
•five persons, so long as Parent beneficially owns 50% or less but 40% or more of our outstanding common stock;
•four persons, so long as Parent beneficially owns less than 40% but 30% or more of our outstanding common stock;
•three persons, so long as Parent beneficially owns less than 30% but 20% or more of our outstanding common stock; and
•two persons, so long as Parent beneficially owns less than 20% but 10% or more of our outstanding common stock.
The Master Agreement also provides that:
•for so long as the Master Agreement shall remain in effect, in addition to the director nomination rights of our Parent described above, we and our Parent have agreed to use best efforts to obtain the necessary approvals for the CEO to serve on the Board;
•until Parent ceases to beneficially own less than 20% of our outstanding common stock, except as required by applicable law or Nasdaq listing standards, we may not, without the prior written consent of our Parent, take any action to change the size of our Board of Directors;
•for so long as our Parent beneficially owns more than 50% of our outstanding common stock, our Parent will also be entitled to designate at least two members to the compensation committee;
•for so long as our Parent beneficially owns more than 30% of our outstanding common stock, our Parent shall be entitled to designate at least one member to each of the other board committees other than the independent capital committee;
•until Parent ceases to beneficially own more than 30% of our outstanding common stock, except as required by applicable law or Nasdaq listing standards, we may not, without the prior written consent of our Parent, take any action to increase the size of any of our board committees;
•in the event that the size of any committee of our Board of Directors is increased with Parent’s prior written approval, our Parent will have the right to designate a proportional number of additional directors to serve on such committee (rounded up to the nearest whole number); and
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•for so long as our Parent beneficially owns 10% or more of our outstanding common stock, our Parent will also be entitled to designate one observer to attend any meetings of our Board of Directors.
Approval Rights
For so long as our Parent beneficially owns more than 50% of our outstanding common stock, we are required to obtain the prior written consent of our Parent to take any of the following actions, whether directly or indirectly through a subsidiary, subject to limited exceptions:
•adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of us or any of our subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;
•repurchase any of our stock, reduce or reorganize our capital or the capital of any of our subsidiaries;
•approve our annual business plan (which will include among other things, our operating plan and capital plan) for us and any of our subsidiaries on a consolidated basis and any material amendments to, or any material departure from, such business plan. The business plan shall be provided to our Parent for approval reasonably in advance of adoption consistent with the annual operating cycle for our Parent and its subsidiaries and shall include any proposed geographical or product expansion;
•appoint or remove our chief executive officer;
•issue new debt securities or incur indebtedness or guarantees;
•issue our common stock or other equity securities or securities convertible into or exercisable or exchangeable for our common stock or other equity securities, including any issuances or grants pursuant to any stock plan;
•enter into any merger, amalgamation, consolidation or similar transaction with a non-affiliate;
•acquire assets, securities or businesses involving consideration of $50 million or more (or book value of $100 million or more with respect to acquisitions effected through reinsurance transactions), other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets;
•dispose of assets, securities or businesses involving consideration of $50 million or more (or book value of $100 million or more with respect to dispositions effected through reinsurance transactions), other than transactions involving assets invested in our consolidated general account and approved in accordance with our established policies and procedures to monitor invested assets; and
•adopt or implement any stockholder rights plan or similar takeover defense measure.
For so long as our Parent beneficially owns at least 20% of our common stock, we are required to consult with our Parent with respect to the foregoing matters; however, our Parent will no longer have consent rights with respect to such matters other than as described above.
Non-competition and Non-solicitation
The Master Agreement contains non-competition covenants that prohibit competition between us and our subsidiaries, on the one hand, and our Parent and its other subsidiaries, on the other hand, in certain businesses and geographic areas during the period beginning on the date of such agreement and ending on the date that is one year after the date on which our Parent ceases to beneficially own, directly or indirectly, more than 50% of our outstanding common stock (the “Restricted Period”).
The Master Agreement provides that we and our subsidiaries will not, during the Restricted Period, directly or indirectly, engage in any businesses of our Parent (other than the mortgage insurance business in the United States) (the “Genworth Covered Business”). The Master Agreement provides that our Parent and its other subsidiaries (for so long as they are subsidiaries of our Parent) will not, during the Restricted Period, directly or indirectly, engage in any business that directly or indirectly competes with our current businesses or our terminated, divested or discontinued businesses within the last two years which are or should be included as our historical operations (the “Corporation Covered Business”).
The foregoing non-competition agreement is subject to exceptions in the case of certain transactions by us or our Parent and our respective subsidiaries that involve a de minimis business or another business activity so long as within two years after such a purchase or acquisition, we or our Parent or our respective subsidiaries sign a definitive agreement to dispose of the relevant portion of the business or securities of the acquired business or Corporation or, at the end of the two year period, the acquired business or Corporation complies with this non-competition agreement.
Information Sharing
The Master Agreement also provides for other arrangements with respect to the mutual sharing of information between us and our Parent and its affiliates in order to comply with reporting, filing, audit, insurance regulatory or tax requirements, for use in judicial proceedings, and in order to comply with our respective obligations after the completion of the IPO. We and our Parent and its affiliates have also agreed to provide mutual access to historical business records.
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Tax Matters Agreement
The Master Agreement provides that our Parent will compensate us for any reduction in the deferred tax attributes (or increase to deferred tax liabilities) of EMH, LLC and its subsidiaries (other than a reduction solely in the basis of stock of EMH, LLC) that may occur as a result of the application of the “unified loss rules” contained in Treas. Reg. Section 1.1502-36 to the IPO.
The Master Agreement also provides that, following the IPO we will not take any action (or fail to take any action) that would cause us to no longer be a member of the entities filing a United States consolidated income tax return of which our Parent is the common parent (the “Genworth Consolidated Group”), or to no longer be subject to the Tax Allocation Agreement (described below), without our Parent’s prior written consent (which consent will be in our Parent’s sole discretion).
Registration Rights Agreement
On September 15, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”) with our Parent, pursuant to which our Parent is able to require us to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by our Parent or to effect shelf takedown offerings. We are required to bear the registration expenses, other than the underwriting discount and transfer taxes, associated with any registration of stock pursuant to the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification provisions in favor of our Parent, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration. Our Parent has piggyback registration rights, pursuant to which our Parent is entitled to participate in certain registrations or offerings we may undertake, subject to “cutback” in certain cases.
Shared Services Agreement
On August 4, 2021, we entered into a shared services agreement with our Parent (the “Shared Services Agreement”) in order to (i) provide to one another (and to certain of our respective affiliates or subsidiaries) administrative and support services and other assistance and (ii) ensure certain services received prior to the completion of the IPO will continue to be provided. The principal services that our Parent and certain of our Parent’s other subsidiaries provide to us include: investment management, information technology services and certain administrative services (such as finance, human resources, employee benefit administration and legal).
Service charges are generally calculated in a manner consistent with past practice, but are subject to annual caps on charges historically treated as overhead allocations as follows: $36 million in 2021; $25 million in 2022; $20 million in 2023; $15 million in 2024; and $10 million in 2025.
The Shared Services Agreement requires each party to perform services that meet a standard of care consistent with such party’s most recent past practices. Neither we nor our Parent or any of our respective affiliates or subsidiaries are or will be liable to each other in respect of the services either party provides, except in respect of a contractual claim for direct losses or where such liability arises from the provider party’s fraud, fraudulent misrepresentation, or willful misconduct, subject to certain specified exceptions and limitations.
Services will continue to be provided under the Shared Services Agreement until the last service provided under the Agreement is terminated or expires, or until 12 months after the date our Parent no longer holds a controlling interest in the Corporation. Specific services provided under the Shared Services Agreement may be terminated by either party for convenience with at least one hundred eighty (180) days’ prior written notice provided to the other party in accordance with the terms of the Shared Services Agreement.
Intellectual Property Cross License Agreement
On September 15, 2021, we entered into an Intellectual Property Cross License Agreement with our Parent (the “IP Cross License Agreement”) in order to provide to one another and certain of each of our affiliates or subsidiaries a non-exclusive, irrevocable, royalty-free, fully paid up, perpetual right and license of specified intellectual property (other than trademarks). The license is for specified purposes to assist each party in conducting its business following the IPO and it allows us, our Parent and certain of each of our affiliates or subsidiaries to: (i) enable employees, directors and officers to use and practice the licensed intellectual property rights for internal purposes, (ii) make, have made, use, sell, have sold, import and otherwise commercialize certain products and services and (iii) create certain improvements to such licensed intellectual property. Each party and its affiliates or subsidiaries have limitations on their ability to grant sublicenses. With respect to any third-party intellectual property licensed under the IP Cross License Agreement, we and our Parent have granted each other sublicenses that are subject to the terms and conditions of existing agreements between us and any applicable third party and our Parent and any applicable third party, and such sublicenses will not include rights in excess of those under such agreements.
The term of the IP Cross License Agreement is perpetual, but may be terminated upon mutual written agreement by the parties. In addition to the permitted assignments described in the Master Agreement, any party may assign the IP Cross License Agreement to any of its affiliates without any other party’s consent, but the assigning party will continue to be liable for the performance by the assignee.
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Transitional Trademark License Agreement
On September 15, 2021, we entered into a Transitional Trademark License Agreement (the “Trademark Agreement”) with our Parent and Enact Mortgage Holdings, LLC (“EMH”) pursuant to which our Parent and EMH will grant us and our affiliates a limited non-exclusive, non-transferable, royalty-free license to use certain specified trademark applications and registrations, names and brands (including trademarks, logos and domain names) of our Parent and EMH with limited rights to sublicense.
The Trademark Agreement, unless terminated earlier, is effective until two years following the date on which our Parent ceases to own more than 50% of our outstanding common stock; provided, that, with the consent of our Parent and EMH, we and our affiliates or subsidiaries, as applicable, may use certain licensed marks for a transition period of up to one year following such date to the extent required by applicable law.
The Trademark Agreement will automatically terminate with respect to us or our affiliates or subsidiaries, as applicable, upon notice to us by our Parent or EMH, in the event of (i) a merger or consolidation with an unrelated-third party, (ii) a sale of substantially all of the applicable party’s assets to an unrelated-third party or (iii) a change of control whereby an unrelated third party acquires 50% or more of the applicable party’s outstanding voting securities or the power to direct or cause the direction of management or policies.
The Trademark Agreement will also automatically terminate, without notice to us by our Parent or EMH, in the event that we or a permitted sublicensee makes a general assignment for the benefit of creditors, ceases operations or is liquidated or dissolved. The Trademark Agreement may also be terminated by our Parent or EMH if there is a material breach by us or a permitted sublicense, as applicable, that is uncured.
Other Related Person Transactions
Tax Allocation Agreement
On May 14, 2021, we entered into a Tax Allocation Agreement with our Parent. We currently join in the filing of a United States consolidated income tax return with the Genworth Consolidated Group and are party to a Tax Allocation Agreement between our Parent and certain of our Parent’s subsidiaries, which allocates the consolidated tax liability of the Genworth Consolidated Group among its members, including us, in addition to certain other matters. The tax allocation methodology is based on the separate return liabilities with offsets for losses and credits utilized to reduce the current consolidated tax liability of our Parent as allowed by applicable law and regulation. We settle intercompany tax balances quarterly after the filing of our Parent’s federal consolidated United States corporation income tax return.
If the taxable income, special deductions, or credits reported in the Genworth Consolidated Group income tax return for any taxable year or periods is changed or otherwise adjusted, payments required to be made under the Tax Allocation Agreement may be recalculated, and we could be required to pay material amounts to our Parent. However, our Parent will be responsible for any taxes for which we are jointly and severally liable solely by reason of filing a combined, consolidated or unitary return with our Parent.
In the event that the Parent were to hold less than 80% of our common stock by either voting power or value, we would cease to be a member of the Genworth Consolidated Group and may be required to make a payment to the Parent in respect of tax benefits for which we received credit under the Tax Allocation Agreement, but which had not been utilized by the Genworth Consolidated Group at such time. These tax benefits would be available to reduce our tax liabilities in periods after we leave the Genworth Consolidated Group, subject to any applicable limitation that may apply with respect to such period or tax benefit.
Compensation and Other Arrangements Concerning Employees
Prior to the completion of the IPO, our employees participated in certain benefit plans administered by our Parent and certain stock-based compensation plans that utilize our Parent’s common stock. See “Compensation Discussion and Analysis.”
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Communication with the Board of Directors
The Board of Directors has established a process for stockholders and other interested persons to communicate directly with Enact and its directors. Information regarding this process, including how to email or write our directors, may be found on our website. To view this process, go to www.enactmi.com, select “Investors,” then select “IR Resources” and finally select “Contact IR.” Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously through the methods specified on our website. To view this process, go to www.enactmi.com, select “Investors,” then select “Corporate Governance” and finally select “Contact the Audit Committee.” You may direct your communications to our directors as a group or individually, or to any committee of the Board. The Corporate Secretary or Enact’s ombudsperson monitor, review, and sort all written communications to the non-management directors. Communications related to matters that are within the scope of the responsibilities of the Board are forwarded to the Board, the relevant committee of the Board or an individual director, as appropriate.
The Corporate Secretary or Enact’s ombudsperson forward correspondence related to routine business and customer service matters to the appropriate management personnel. The Corporate Secretary or Enact’s ombudsperson will immediately consult with the Audit Committee Chairperson, who will determine whether to communicate further with the Audit Committee and/or the full Board with respect to any correspondence received relating to accounting, internal accounting controls, auditing matters, or officer conduct.

Letters may be sent to the directors as a group or individually, care of the Corporate Secretary, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615.
Letters may also be sent directly to Enact, care of the Corporate Secretary or Investor Relations, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615.
In addition, letters may be sent directly to the Enact Ombuds Office, care of the Enact Ombudsperson, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615

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Board Policies and Processes
Board Self-Evaluation
The Board and each of its committees will annually follow a specific process, overseen by the Nominating and Corporate Governance Committee, to determine their effectiveness and opportunities for improvement. The self-evaluations will focus on how the Board and committees can improve their key functions of overseeing personnel development, financials, and other major issues of strategy, risk, integrity, reputation, and governance. Due to our recent IPO, we chose not to undertake self-evaluations in 2021. This process will begin in 2022 and continue annually.
Board Education
All of our directors receive orientation and education in connection with their election to the Board. Directors are also provided materials or briefing sessions on subjects that would assist them in discharging their duties and may be customized for a particular director’s needs. In addition, “deep dives” on certain areas of interest or of particular importance are provided to the Board, or an individual director, from time to time. Directors are also annually provided education, as well as being provided with a list of opportunities for director education seminars and are reimbursed for registration and airfare, as well as other reasonable travel, lodging, and dining expenses for attendance at approved education seminars.
Compensation of Directors
The Compensation Committee has the responsibility for annually reviewing and recommending to the Board compensation and benefits for “independent directors.” Independent directors are those directors who are not executive officers of Enact, Genworth, or their affiliates. Accordingly, all directors, other than Mr. Gupta, Mr. McInerney, and Mr. Sheehan, are independent directors. Mr. Gupta, Mr. McInerney, and Mr. Sheehan do not receive any additional compensation for serving as a director.
In 2021, the components for our independent directors’ compensation were as follows:

	Cash	DSUs	Total
Annual Retainer	$100,000	$150,000	$250,000
Annual Retainer for Board Chairperson	$80,000	$120,000	$200,000
Annual Retainer for Lead Director	$20,000
Annual Retainer for Committee Chairpersons
Audit	$25,000
Compensation	$20,000
Other Committees	$15,000
•Annual Retainer. Each independent director is paid an annual retainer of $250,000 in quarterly installments, following the end of each quarter of service. Of this amount, $100,000 of the annual retainer is paid in cash and $150,000 is paid in deferred stock units (“DSUs”) granted in quarterly installments under our 2021 Omnibus Incentive Plan (the “2021 Plan”).
•Annual Retainer for Board Chairperson. As additional compensation for service as Board Chairperson, the Board Chairperson receives a $200,000 annual retainer in addition to the regular annual retainer. Such amount is paid in quarterly installments, following the end of each quarter of service. Of this amount, $80,000 is paid in cash and $120,000 is paid in DSUs.
•Fee for Lead Director. If a Lead Director is appointed in the absence of an independent Chairperson, the Lead Director would receive an annual cash retainer of $20,000 payable in quarterly installments, as additional compensation for service as Lead Director.
•Fees for Committee Chairpersons. As additional compensation for service as chairperson of a committee, each chairperson will receive an additional annual cash retainer payable in quarterly installments, as follows: Audit Committee Chairperson, $25,000; Compensation Committee Chairperson, $20,000; and each other standing committee chairperson, $15,000.
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•Deferred Stock Units. The number of DSUs granted is determined by dividing the DSU value by the fair market value of our common stock on the date of grant. Each DSU represents the right to receive one share of our common stock in the future, following the recipient’s separation from service as a director. DSUs accumulate regular quarterly dividends, if any, which are reinvested in additional DSUs. The DSUs will be settled in shares of common stock on a one-for-one basis one year after the director leaves the Board in a single installment. Additionally, grants of DSUs will convert and settle in shares of common stock upon the death of an independent director.
•Reimbursement of Certain Expenses. Directors are also reimbursed for reasonable travel and other Board-related expenses, including expenses to attend Board and committee meetings, other business-related events and director education seminars, in accordance with policies approved from time to time.
2021 Director Compensation Table
The following table sets forth information concerning compensation paid or accrued by us in 2021 to our directors, which are pro-rated from September 15, 2021 to December 31, 2021. As noted above, Mr. Gupta, Mr. McInerney, and Mr. Sheehan do not receive any additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Dominic J. Addesso	52,826	80,240	133,066
John D. Fisk	33,750	44,578	78,328
Sheila Hooda	33,750	44,578	78,328
Raymond T. Odierno (4)	7,826	10,045	17,871
Robert P. Restrepo, Jr.	29,348	44,578	73,926
Debra W. Still (5)	36,467	44,578	81,045
Westley V. Thompson	29,348	44,578	73,926
Anne G. Waleski	36,685	44,578	81,263
(1)Amounts include the portion of the annual retainer (described above) that was paid in cash. Amounts also include applicable committee chairperson fees and the cash portion of the retainer for the independent Chairperson of the Board of Directors.
(2)Reflects the aggregate grant date fair value of DSUs, determined in accordance with FASB ASC Topic 718.
(3)The following table shows for each independent director the total number of DSUs held as of December 31, 2021 (rounded down to the nearest whole share):

Name	Total Number of DSUs Held as of December 31, 2021
Dominic J. Addesso	3,881
John D. Fisk	2,155
Sheila Hooda	2,155
Raymond T. Odierno	0
Robert P. Restrepo, Jr.	2,155
Debra W. Still	2,155
Westley V. Thompson	2,155
Anne G. Waleski	2,155
(4)Mr. Odierno passed away on October 8, 2021. As a result, he received a prorated portion of the annual retainer and the Compensation Committee Chairperson fee in 2021. His outstanding DSUs totaling 469 were settled in shares of common stock.
(5)On November 12, 2021, Ms. Still was appointed to serve as Chairperson of the Compensation Committee. As a result, she received a prorated portion of the annual cash retainer fee for Compensation Committee Chairperson in 2021.
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Frequency of Say on Pay Vote:

PROPOSAL 2
Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

Under Section 14A of the Exchange Act, we are required to provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote to approve the compensation of our NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the proposal included on page 41 of this Proxy Statement. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on NEO compensation every one, two, or three years, or they may abstain from such advisory vote.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Enact, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for Enact, and we look forward to hearing from our stockholders on this proposal.
Please mark on the proxy card your preference as to the frequency of holding stockholder advisory votes on executive compensation, every year, every two years, or every three years, or you may abstain from voting on this proposal.
Because it is possible that no option will receive a majority of votes cast, the option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. This vote is advisory and not binding on the Board of Directors or Enact in any way. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory vote to approved NEO compensation as it deems appropriate.

The Board of Directors recommends that stockholders vote FOR the option of “1 year” as the frequency with which stockholders will be provided future advisory votes to approve NEO compensation, as disclosed pursuant to the compensation disclosure rules of the SEC.

2022 PROXY STATEMENT       41

Executive Compensation

PROPOSAL 3
Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, we are required to provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.
As described in detail in the Compensation Discussion and Analysis section below, our executive compensation programs are designed to attract, retain, and motivate executives of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased stockholder value. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:
•compensation programs that are performance-based and align executive officer incentives with stockholder interests over multiple timeframes;
•annual incentives that are earned based on performance measured against specific financial and strategic objectives for an executive’s area of responsibility, together with a qualitative assessment of performance;
•at-risk pay and compensation design that reflect an executive officer’s impact on Corporation performance over time; and
•appropriate risk management practices, including a clawback policy, anti-hedging policy, anti-pledging policy, stock ownership requirements, net share retention ratio, and net hold requirements with respect to equity grants.
We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis section, the 2021 Summary Compensation Table, and the other related tables and narrative discussion.
Though the say-on-pay vote is advisory, and therefore not binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will consider the voting results when making future decisions regarding executive compensation as it deems appropriate. We expect to hold our next say-on-pay vote in 2023.

The Board of Directors recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Named Executive Officers
This section provides an overview and analysis of our compensation programs and policies, including the material compensation decisions made under the programs with respect to our following named executive officers (who are also our only executive officers under the applicable SEC rules), whom we refer to as our NEOs:

Rohit Gupta President and Chief Executive Officer (“CEO”)
Rohit Gupta, 47, has served as our President and Chief Executive Officer since March 2013, as one of our directors since March 2013, and as Chairperson of our board of directors from July 2020 to September 2021.

Hardin Dean Mitchell Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer
Hardin Dean Mitchell, 52, has served as our Executive Vice President, Chief Financial Officer and Treasurer since May 2021. Mr. Mitchell served as our Senior Vice President, Chief Financial Officer and Treasurer from March 2013 to May 2021 after having served on an acting basis since August 2011.

Evan Stolove Executive Vice President, General Counsel, and Secretary
Evan Stolove, 53, has served as our Executive Vice President, General Counsel and Secretary since May 2021 and is responsible for legal, compliance, privacy, state government affairs and GSE relations functions. Mr. Stolove served as our Senior Vice President, General Counsel and Secretary from July 2017 to May 2021.

Michael Derstine Executive Vice President, Chief Risk Officer
Michael Derstine, 52, has served as our Executive Vice President and Chief Risk Officer since May 2021 and is responsible for risk management, pricing, credit policy, quality assurance and actuarial. Mr. Derstine served as our Senior Vice President and Chief Risk Officer from March 2013 to May 2021.

Brian Gould Executive Vice President, Chief Operations Officer
Brian Gould, 50, has served as our Executive Vice President and Chief Operations Officer since May 2021, and is responsible for claims, underwriting and analytics at Enact. Mr. Gould previously served as our Vice President, Operations for EMICO, a role he assumed in November 2018, where he was responsible for similar functions.

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EXECUTIVE COMPENSATION
2021 Corporation Performance
In 2021, we aligned NEO incentives with the achievement of financial and strategic initiatives designed to improve our operating performance. We met or exceeded key operational, strategic, and financial objectives for 2021 primarily due to our strong execution and performance in our business.
Our operating performance in 2021 has directly impacted our NEOs’ compensation, as follows:

Key Annual Financial Objectives	Key Annual Strategic Objectives

The business exceeded goals for adjusted operating income and adjusted operating return on equity (“ROE”)
The business exceeded goals for loss management, market share and pricing
Most importantly, the business executed a successful IPO and became a publicly traded company in September 2021
Production significantly exceeded target

Above Target	Above Target

Long-Term Financial Objectives

All long-term incentive payouts in 2021 were based on the performance of our Parent. Starting in 2022, long-term awards will be tied solely to the performance of Enact
Awarded IPO grants to senior executives upon the completion of the IPO to provide our executives with an ownership stake in Enact

2021 Compensation Structure
Prior to Enact’s initial public offering (the “IPO”), Enact’s business operated as a division of Genworth. As a result, Enact’s compensation programs for 2021 were significantly influenced by the Parent’s programs. Enact’s compensation programs and policies following the IPO reflect Enact’s decision to generally maintain the Parent’s compensation philosophy with elements of compensation being revised as appropriate.
Impact of 2021 IPO on Executive Compensation
In January of 2021, our Parent’s strategic focus shifted away from its planned merger agreement with China Oceanwide towards debt reduction. One of the strongest cash-generating levers available to our Parent at the time was maximizing the value of Enact. The Parent’s Board considered several different options for Enact in 2021, including selling 100% of Enact, or maintaining 100% ownership of Enact, before deciding to move forward with the partial IPO. The various third-party transactions considered either were not supported by regulators or involved significant regulatory and financial risk that would have potentially delayed the timing of returning cash proceeds to the Parent’s stockholders. Therefore, the Parent’s Board determined it to be in all parties’ best interests to proceed with an IPO and sold approximately 18.4% of Enact's shares to the public.
The partial IPO of Enact was critical for their success under the new strategic plan in two meaningful ways. First, the partial IPO provided the Parent with liquid assets necessary to meet its near-term liabilities, while preserving majority ownership in our business. Second, as an independent public company, Enact is able to strengthen its financial ratings and can now grow its business in ways that were less available to it as a wholly-owned subsidiary, increasing profitability to stockholders and the Parent.
As discussed above, before the IPO, the Parent explored several strategic alternatives for the Enact business. Maintaining a stable leadership team during this process was critical to maximizing the value of Enact and ensuring the Corporation was set up for long-term success. This was a challenge due to the possibility of the impact of job loss or reduction in duties for the entire Enact leadership team in various transactions that were contemplated.
During this time, it was in the best interests of the Parent and its stockholders to retain Mr. Gupta while buyers were performing due diligence on Enact. The Parent was relying on Mr. Gupta to drive many important aspects of the sale process, including liaising with potential buyers and leading due diligence, while simultaneously running the business. In addition Mr. Gupta, and his team, needed to remain committed to the sale process throughout its duration and to its conclusion, regardless of the implications on their professional circumstances, including continued employment, after a potential transaction as well as
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EXECUTIVE COMPENSATION
minimize the business disruption to Enact and manage the uncertainty among employees created by the sale process. Any departures could destabilize the business and could have negatively impacted the outcome for the Parent stockholders, including a delay and/or lead to a decrease in value of the Corporation.
In February 2021, the Parent considered several strategic alternatives including a full company sale of Enact which could have lead to job loss or reduction in duties for Mr. Gupta and his leadership team. Therefore, the Parent’s Management Development and Compensation Committee, in consultation with their independent compensation consultant, executed retention agreements for Mr. Gupta and his leadership team, to ensure the Parent maintained a strong leadership team through the due diligence period and the eventual IPO, with the retention period ending at the end of 2021. These retention agreements are described in further detail in Other Compensation Arrangement- Transition Period Retention Bonus Awards.
In addition, upon completion of the IPO, the Enact Board of Directors awarded Mr. Gupta and his leadership team, including each of the NEOs, initial grants in Enact stock that vest in full on the third anniversary of the IPO. As is customary in the market, the Enact Board of Directors made this decision to immediately build the executives’ ownership interest and financial alignment with Enact stockholders. The grants are described in Long-Term Incentives- Other 2021 Long-Term Incentives.
Compensation Philosophy
Our objectives in compensating executive officers are to attract, retain, and motivate executives of superior ability who are dedicated to the long-term interests of our stockholders.
The following principles guide our compensation program design and individual compensation decisions. Additionally, we have highlighted below key elements of our compensation programs or policies for NEOs that illustrate how we support these principles in practice:

Our Guiding Principles	Examples of Programs or Policies That Support Our Principles

Compensation should be primarily performance-based and align executive officer incentives with stockholder interests across multiple timeframes.
•Annual cash incentives (short-term performance-based awards)
•Commencing in 2022, annual grants of long-term incentives, which include equity-based Performance Stock Units (“PSUs”) (vesting based on Corporation’s Book Value per Share growth over a three year performance period) and Restricted Stock Units (“RSUs”) (long-term stock appreciation with an emphasis on retention)
•Prior to the IPO, certain executive officers received long-term incentive grants under the Parent’s long-term incentive program. These grants remain outstanding and continue to vest in accordance with their terms

Total compensation opportunities should be competitive within the relevant marketplace.
•Our compensation benchmarking approach, as described below, and annual review of the composition of our peer group
•We currently intend to generally target our pay to the median of the market, utilizing a combination of benchmark data, importance of the role to the Corporation and individual skill sets

Our incentive compensation should reward financial and operational performance and allow for qualitative assessment.
•In determining annual incentive awards, the Compensation Committee measures performance against specific financial objectives for the executive’s area of responsibility, together with a qualitative assessment of operational performance and other results
•Long-term equity grants to reward achievement of specific longer-term Corporation objectives

Plan designs and incentives should support appropriate risk management practices.	•We maintain clawback, anti-hedging, and anti-pledging policies applicable to all executive officers
Key Governance Practices

✓ Annual Advisory Approval of Executive Compensation ✓ Use of Long-Term Incentives ✓ No Excise Tax Gross-Ups for Change of Control Benefits	✓ Anti-Hedging and Anti-Pledging Restrictions ✓ Clawback Policy

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EXECUTIVE COMPENSATION
Compensation Decision-Making Process
How We Determine Program Design
Role of the Compensation Committee
The Compensation Committee undertakes a collaborative process with management when determining executive compensation programs and performance. The Compensation Committee performs an annual review process of CEO performance and compensation decisions, with input from the Board. The Compensation Committee regularly meets in executive session with and without management present and retains the final authority to approve all compensation policies, programs, and amounts paid to our NEOs, excluding equity awards that are approved by our full Board.
Role of Management
Our CEO and Senior Vice President—Human Resources regularly attends meetings of the Compensation Committee to provide analysis, details, and recommendations regarding the Corporation’s executive compensation programs and plan designs. During full Board meetings, members of the Compensation Committee also receive business performance and strategy updates from other members of management, which the Compensation Committee uses to align with compensation incentive goals. Our CEO provides the Compensation Committee with performance assessments and compensation recommendations for each of the NEOs (other than himself). The Compensation Committee, typically in the first quarter of each year, determines and approves annual incentive award payouts for the prior year, any adjustments to base salary, target annual incentives for the upcoming year, and awards of long-term incentives to executive officers to recommend to the Board for approval. For more information on the compensation decisions made for 2021, see the Key Compensation Program Elements section below.
Role of Compensation Consultants
Due to the recent IPO, the Compensation Committee has not retained an independent compensation consultant, but will continue to evaluate the appropriateness of engaging one.
Benchmarking
We generally evaluate the market competitiveness of our programs as an input into the process of designing plans and setting target compensation levels for NEOs. We review each component of compensation for our NEOs separately and in the aggregate, and we also consider the internal responsibilities of the NEOs to help determine appropriate pay levels. With respect to individual NEOs, we compare the total target compensation opportunities for our NEOs to target opportunities for similar positions at comparable companies. These benchmarks are a gauge for evaluating market competitiveness, but they are not given greater weight than other key factors when making compensation decisions. For example, individual NEOs may have higher or lower target compensation levels compared to market medians based on level of responsibility, individual experience and skills, performance trends, competitive dynamics, retention needs, and internal equity considerations.
For 2021, pay decisions were made by the Parent and guided by publicly available information for the below list of 18 peer companies (the “Peer Group”), as well as information available through market compensation surveys to provide a broad perspective of market practice. The companies included in market surveys are not individually identifiable for a particular executive position (and therefore we are not benchmarking against any particular company within the survey), and also they may change from year-to-year based on voluntary participation in the market surveys used, mergers and divestitures, or changes in corporate structure.
To the extent we make changes to our business portfolio, or as peer companies adjust their own business lines or distribution channels, we will consider adding peers, or removing peers that no longer have revenue sources and talent demands similar to ours.
The Peer Group used when considering 2021 compensation actions was composed of the following companies:

Argo Group International Holdings, Ltd.	First American Financial Corporation	Radian Group, Inc.
Arch Capital Group Ltd.	Flagstar Bancorp, Inc.	RLI Corp.
Assured Guaranty Ltd.	Guild Holdings Company	State Auto Financial Corporation, Inc.
Axos Financial, Inc.	MGIC Investment Corporation	White Mountains Insurance Group, Ltd.
Employers Holdings, Inc.	Mr. Cooper Group, Inc.	Walker & Dunlap, Inc.
Essent Group Ltd.	NMI Holdings, Inc.

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Key Compensation Program Elements
Our 2021 annual compensation program for NEOs was set by our Parent prior to the IPO and consists of the following key elements: base salary, annual incentive, and long-term incentives.
Base Salary
Base salaries are generally intended to reflect the scope of an executive officer’s responsibilities and experience, reward sustained performance over time, and be competitive with the market. The 2021 levels of base salary were established by our Parent prior to the IPO and are now evaluated annually by the Enact Compensation Committee to determine whether any adjustments are needed.
Annual Incentive
Our annual incentive program reviews performance against financial objectives, together with a qualitative assessment of operational objectives, and other accomplishments toward strategic priorities, which are not necessarily reflected in annual financial results.
Our annual incentive program is closely aligned with our annual business operating plan, which for 2021 was established by our Parent prior to the September 2021 IPO. Commencing in 2022, the program is reviewed and approved by the Compensation Committee. Generally, the Compensation Committee sets performance targets for the annual incentive program that align with achievement of the business operating plan, with above target payouts for exceeding the plan and below target or no payouts for not meeting the plan. When setting the annual business operating plan, many factors and assumptions are considered, such as the competitive landscape, the global economic environment, market trends, interest rates, and regulatory considerations. As a result, performance targets within our annual incentive plan may not increase on a yearly basis, and they may even be set below the previous year’s targets or actual results.
For 2021, each NEO had an annual incentive target that the Parent established based on peer group data and positioning within the senior leadership team as set forth below. The 2021 target annual incentives for the NEOs had payout opportunities ranging from 0% to 200% of their target amounts.
Final awards under our annual incentive program for 2021 were determined based on a scorecard approach that considered the Corporation’s achievement of the following financial and strategic objectives as well as each NEO’s individual performance.
Metrics Performed: Financial Objectives

Key Financial Objective	Unit	Performance Range	2021 Results
Adjusted Operating Income(1)	$MM	$435 - $588	$551
Adjusted Return on Equity(2)%		11.2% - 14.9%	14.0%
(1) Adjusted Operating Income was calculated as Net Income for 2021 of $547, plus net investments and costs associated with reorganization, minus taxes on adjustments.
(2)Adjusted Return on Equity is calculated as adjusted operating income for the year divided by average equity, excluding accumulated other comprehensive income, for the most recent five quarters. Return on Equity for 2021 was 13.7%.
How Metrics Performed: Strategic Objectives

Key Strategic Priority	2021 Key Accomplishments/Results

Execute IPO
•Assessed multiple strategic alternatives to meet business objectives
•Completed a successful IPO in September 2021 with a high quality investor book
•The Committee determined above target funding was warranted

Market Share & Pricing	•Produced above target new insurance written and market share at attractive pricing and within our risk appetite •The Committee determined above target funding was warranted

Loss Management
•Worked with servicers to execute COVID-19 loss mitigation strategies to minimize losses and assist families to stay in their homes
•Delivered continued improvement across key delinquency and loss metrics
•The Committee determined above target funding was warranted

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EXECUTIVE COMPENSATION
In February of 2022, our Compensation Committee reviewed overall performance results against the applicable objectives in the scorecard and also considered the performance of each NEO in their respective area of responsibility in determining the actual payouts of annual incentives for 2021. Enact delivered strong performance in what remained a volatile and uncertain market throughout the year. Execution successes include: (i) the strong underlying credit quality of our business portfolio; and (ii) maintaining strong capital positions in our businesses to ensure their resilience across a wide range of potential scenarios.
Amounts paid for 2021 are reported under the Non-Equity Incentive Plan Compensation—Annual Incentive column of the 2021 Summary Compensation Table.
NEO 2021 Scorecard Results
In addition to consideration of the above financial and strategic results, the Committee considered the following items of individual performance when approving each NEO’s final annual incentive award.

Rohit Gupta
Mr. Gupta’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2021 target was $1,256,900. Mr. Gupta’s approved annual incentive award for 2021 was $1,700,000, or approximately 135% of his targeted amount, based on the achievement of the following financial and strategic measures.

Hardin Dean Mitchell
Mr. Mitchell’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance. His 2021 target was $381,000. Mr. Mitchell’s approved annual incentive award for 2021 was $553,000, or approximately 145% of his targeted amount. This decision was based on the achievement of the following financial and strategic measures for the Corporation, as well as his extraordinary performance in 2021 leading to a successful IPO.

Evan S. Stolove
Mr. Stolove’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2021 target was $214,100. Mr. Stolove’s approved annual incentive award for 2021 was $300,000, or approximately 140% of his targeted amount. This decision was based on the achievement of the following financial and strategic measures for the Corporation, as well as his extraordinary performance in 2021 leading to a successful IPO.

Michael Derstine
Mr. Derstine’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2021 target was $164,000. Mr. Derstine’s approved annual incentive award for 2021 was $222,000, or approximately 135% of his targeted amount, based on the achievement of the following financial and strategic measures.

Brian Gould
Mr. Gould’s annual incentive award could range from 0% of target to 200% of target based on results versus applicable performance targets. His 2021 target was $159,200. Mr. Gould’s approved annual incentive award for 2021 was $215,000, or approximately 135% of his targeted amount, based on the achievement of the following financial and strategic measures.

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Financial Objectives

Key Financial Objective	Weighting	Performance Range	2021 Results	Achievement %
Adjusted Operating Income[1]	30%	$435 - $588	$551	125%
Adjusted Return on Equity[2]	30%	11.2% - 14.9%	14.0%	125%
(1)Adjusted Operating Income was calculated as Net Income for 2021 of $547, plus net investments and costs associated with reorganization, minus taxes on adjustments.
(2)Adjusted Return on Equity is calculated as adjusted operating income for the year divided by average equity, excluding accumulated other comprehensive income, for the most recent five quarters. Return on Equity for 2021 was 13.7%.
Strategic Objectives

Objective	Weighting	Achievement %
Execute IPO	15%	150%
Market Share & Pricing	15%	140%
Loss Management	10%	150%
Long-Term Incentives
We believe long-term incentives are an important component of annual compensation as such awards directly align executive and stockholder interests, encourage retention, and reward stock price performance. For 2021, the annual long-term incentive awards for the NEOs were approved in the first quarter of 2021 by the Parent. For 2021, our Parent awarded our CEO long-term incentives in the form of 50% Parent PSUs and 50% Parent RSUs, and our other NEOs received long-term incentives in the form of Parent Deferred Cash awards.
Upon the successful completion of the IPO, our Board of Directors awarded IPO grants to our key leaders, including each of the NEOs to immediately build their ownership interest and financial alignment with Enact stockholders. The IPO grants were in the form of RSUs that vest in full on the third anniversary of the date of the grant
Parent Performance Stock Units
Parent PSUs granted to our CEO in 2021 vest based on the achievement of performance goals relating to certain financial metrics that are key drivers of our Parent’s multi-year business operating plan, a significant component of which is Enact’s adjusted operating income, measured over one cumulative three-year performance period. No payout is earned for performance below the threshold performance level for a given performance measurement period, while performance at the threshold performance level would result in 50% of the target PSUs vesting, and performance at the maximum performance level would result in 200% of the target PSUs vesting. With the exception of certain qualifying termination events, Parent PSUs are generally subject to forfeiture upon termination of employment prior to vesting, as described in greater detail below under “Potential Payments upon Termination or Change of Control.” Please see the “Stock Awards” column in the 2021 Summary Compensation Table for the grant date fair value of the Parent PSUs granted to our CEO in 2021.
Parent Restricted Stock Units
Parent RSUs granted to our CEO in 2021 vest in three equal installments on each of the first three anniversaries of the grant date, subject to his continued employment through the applicable vesting date. With the exception of certain qualifying termination events, Parent RSUs are generally forfeited upon a termination of employment prior to vesting, as described in greater detail below under “Potential Payment upon Termination or Change of Control.” Please see the “Stock Awards” column in the 2021 Summary Compensation Table for the grant date fair value of the Parent RSUs granted to our CEO in 2021.
Parent Deferred Cash Awards
Parent Deferred Cash awards granted to the NEOs other than our CEO in 2021 vest in three equal installments on each of the first three anniversaries of the grant date, subject to the participant’s continued employment through the applicable vesting date. Except for certain qualifying termination events, Parent Deferred Cash awards are generally forfeited upon a termination of employment prior to vesting, as described in greater detail below under “Potential Payment upon Termination or Change of Control.” Pursuant to the SEC’s disclosure rules, payouts with respect to the Parent Deferred Cash awards will be reported in the “Bonus” column in the Summary Compensation Table for the year in which such awards are paid out, as opposed to the year of grant.
In addition to the Parent Deferred Cash awards granted to them in 2021, Messrs. Mitchell, Stolove, Derstine, and Gould each received payouts in 2021 of Parent Deferred Cash awards granted in prior years that became vested in 2021 based on continued service through the applicable vesting date. Please see the “Bonus” column in the 2021 Summary Compensation Table for the amount of such payouts in 2021.
Our Compensation Committee intends to utilize equity-based vehicles for all NEOs in future years to ensure all executive officers of Enact receive compensation directly linked to stockholder returns.
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EXECUTIVE COMPENSATION
Enact IPO Grants
Upon completion of the IPO, and to immediately build ownership interest and financial alignment with our stockholders, each NEO was awarded an IPO grant in the form of RSUs, which will vest and convert to shares of Enact stock on the third anniversary of the IPO, subject to continued employment through such vesting date. If the Corporation pays dividends on its common stock, dividend equivalents accrue with respect to the RSUs and will be reinvested in additional RSUs at the time that the corresponding RSUs vest. Details about these IPO grants can be found in the 2021 Grants of Plan-Based Awards Table.
2022 Enact Long-Term Incentives
In February of 2022 our Board approved annual grants under the 2021 Plan in the form of 50% PSUs and 50% RSUs. A total of 0 to 200% of the target level of PSUs granted will vest based on the Corporation’s Book Value per Share Growth over a three-year performance period from January 1, 2022 through December 31, 2024. The RSUs vest in three annual installments on each anniversary of the grant date, generally subject to the NEO’s continued employment through the applicable vesting date.
Other Compensation Arrangements
Transition Period Retention Bonus Awards
In 2021 our Parent awarded our NEOs cash-based retention awards, which were payable following the completion of the IPO and subject to continued employment through the remainder of 2021. Our Parent provided retention awards to ensure executive continuity during a time of significant importance to both Enact and the Parent as the Parent explored several strategic alternatives for Enact that could have led to job loss or reduction of duties. If turnover had occurred, it could have destabilized the business and potentially negatively impacted the outcome for the Corporation and the Parent company’s stockholders, including a delay and/or a significant decrease in value of any potential strategic alternatives.
Details about these individual retention award amounts is set forth below.

NEO	Retention Award Value
Mr. Gupta	$3,000,000
Mr. Mitchell	$1,250,000
Mr. Stolove	$350,000
Mr. Derstine	$200,000
Mr. Gould	$250,000
Other Benefit Programs
Severance Benefits
In 2021, our CEO and CFO were eligible to receive severance benefits under our Parent’s programs including our Parent’s 2015 Key Employee Severance Plan (the “2015 Severance Plan”). Agreements were put in place with our NEOs prior to the IPO, in order to offer competitive termination benefits, promote retention of a selected group of key employees, and to provide key protections to the Corporation in the form of restrictive covenants.
The specific terms of these agreements, and the potential payments and benefits upon a termination of employment without “cause” or by the executive for “good reason” for each of our NEOs are described more fully in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.
In 2021, our CEO was also eligible to receive severance benefits under our Parent’s Change of Control Plan (the “2014 Change of Control Plan”) in the event that Mr. Gupta’s employment was terminated without “cause” or by the executive for “good reason” within two years following a change of control of the Parent Company (each a “Qualified Termination”). The change of control severance benefits are intended to keep participating key leaders “neutral” to the possibility of corporate transactions in the best interests of stockholders by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the Corporation. The 2014 Change of Control Plan is “double-trigger,” meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive.
In February 2022, our Compensation Committee adopted the Enact Holdings, Inc. Senior Executive Severance Plan (the “Enact Executive Severance Plan”) and the Enact Holdings, Inc. Change of Control Severance Plan (the “Enact CIC Severance Plan”). Each of our NEOs is eligible to participate in each of the plans.
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Under the Enact Executive Severance Plan, each executive is eligible to receive the following payments and benefits in the event of a termination by the Corporation without “cause” or a resignation by the officer with “good reason” (each as defined in the Enact Executive Severance Plan):
•a lump sum cash payment equal to 1.0 times (or 2.0 for Mr. Gupta) the sum of the executive’s annual base salary and target annual bonus amount;
•a pro-rata annual bonus for the year of termination based on actual results for the year;
•a lump sum cash payment equal to 12 months’ COBRA premiums for continued medical, dental, vision and prescription drug benefits for the executive and his eligible dependents; and
•full and immediate vesting of any unvested nonqualified pension, retirement or deferred compensation plan benefits.
Under the Enact CIC Severance Plan, each executive is eligible to receive similar payments and benefits in the event of a termination by the Corporation without “cause” or a resignation by the officer with “good reason” (each as defined in the Enact CIC Severance Plan), in either case that occurs within 24 months following a Change of Control (as defined in the Enact CIC Severance Plan), except that (1) the lump sum cash payment multiplier increases to 2.0 for all executives, other than Mr. Gupta, and to 2.5 for Mr. Gupta; (2) the pro-rata annual bonus is calculated based on actual results if such can be assessed at the time of termination, or otherwise based on target performance; and (3) the lump sum for COBRA premiums increases from 12 to 18 months.
Benefits under each of the plans is conditioned upon the executive’s execution of a release of claims that includes customary confidentiality, non-disparagement, non-competition and non-solicitation provisions.
Retirement Benefits
Retirement benefits also fulfill an important role within our overall executive compensation program because they provide a competitive financial security component that supports attraction and retention of talent. Our employees currently participate in our Parent’s retirement programs. The Parent’s Retirement and Savings Plan has two features: the “401(k) Savings Feature,” in which participants can defer savings on a pre-tax basis and receive Corporation matching contributions, subject to certain Internal Revenue Service limits, and a “Retirement Account Feature,” which includes only Corporation contributions made annually based on a schedule of completed years of service and age. In addition, our Parent offers the following non-qualified retirement plans, which were available to certain of our NEOs:
•Supplemental Executive Retirement Plan (the “SERP”), which is a defined benefit plan that was closed to new participants after December 31, 2009, and for which benefit accruals were frozen as of December 31, 2020; and
•Retirement and Savings Restoration Plan (the “Restoration Plan”), which is a defined contribution plan.
It is important to us to keep our benefit design and costs competitive with our peers so that we can continue to attract and retain talent while managing our expenses. Each of the above non-qualified retirement plans is described in more detail in the Executive Compensation—Pension Benefits and Non-Qualified Deferred Compensation sections below.
Other Benefits and Perquisites
We will regularly review the benefits and perquisites provided to our NEOs to ensure that our programs align with our overall principles of providing competitive compensation and benefits that maximize the interests of our stockholders. We provide executive officers with an individually-owned universal life insurance policy (the “Leadership Life Program”), maintained by our Parent and a limited number of perquisites intended to keep executive officers healthy and focused on segment business with minimal distraction. The perquisites provided to executive officers include the opportunity to receive financial counseling and annual physical examinations. The CEO is also eligible for an enhanced company-owned life insurance program (the “Executive Life Program”) offered by our Parent.
We also provide certain benefits in the event of death, total disability or change of control. Amounts payable to NEOs are described in more detail in the Executive Compensation—Potential Payments upon Termination or Change of Control section below.
2022 PROXY STATEMENT       51

EXECUTIVE COMPENSATION
Other Key Compensation Governance Policies
In addition to our compensation programs described above, the Corporation maintains the following policies and practices intended to strengthen the overall long-term stockholder alignment and governance of our compensation programs.
Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
The Corporation maintains an anti-hedging restriction within its Insider Trading Policy, which prohibits executive officers and directors from buying or selling options (puts or calls) on Enact securities on an exchange or in any other organized market, and it also prohibits certain forms of hedging or monetization transactions with respect to Enact securities, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. The restrictions under the Insider Trading Policy related to anti-hedging and anti-pledging only apply to statutory insiders. The Corporation maintains this policy because hedging transactions, which might be considered short-term bets on the movement of the Corporation’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of our long-term objectives.
The Corporation also maintains anti-pledging restrictions within its Inside Trading Policy, which prohibits its executive officers and directors from holding Enact securities in a margin account or otherwise pledging enact securities as collateral for a loan. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. The Corporation maintains this policy because a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information or otherwise is not permitted to trade in Enact securities and the margin sale or foreclosure sale of Enact securities during such time could also create the appearance that the person is trading based on inside information.
Recoupment Policy
The Corporation maintains a recoupment policy under which the Corporation will seek to recover, at the discretion and direction of the Compensation Committee, and after it has considered the costs and benefits of doing so, incentive compensation earned by, awarded, or paid to a covered officer for performance periods beginning after September 15, 2021, if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment (other than a restatement or adjustment due to a change in applicable accounting principles, rules or interpretations). In addition, if a covered officer engaged in fraud or intentional misconduct that contributed to an award or payment of incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct, the Corporation may take other remedial and recovery actions, as determined by the Compensation Committee.
Evaluation of Compensation Program Risks
The Compensation Committee annually reviews a report prepared by management, led by the Corporation’s Risk Department, regarding the design and operation of our compensation arrangements for employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Corporation. Following that review for 2021 compensation, the Compensation Committee agreed with management’s conclusion that the Corporation’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.
52       ENACT

EXECUTIVE COMPENSATION
Report of the Compensation Committee
The Compensation Committee of the Board of Directors oversees the compensation programs of Enact Holdings, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the Compensation Discussion and Analysis included in this document.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Enact’s Annual Proxy Statement on Schedule 14A to be filed in connection with Enact’s 2022 Annual Meeting of Stockholders, which will be filed with the U.S. Securities and Exchange Commission, and incorporated by reference in Enact’s Annual Report on Form 10-K for the Fiscal year ended December 31, 2021.
This report shall not be deemed to otherwise be incorporated by reference by any general statement incorporating by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following directors, who constitute the committee:
Debra W. Still, Chairperson
Thomas McInerney
Westley V. Thompson
2022 PROXY STATEMENT       53

EXECUTIVE COMPENSATION
Executive Compensation Tables
The following table provides information relating to compensation earned by or paid to our NEOs in all capacities:
2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Rohit Gupta President and Chief Executive Officer	2021	815,769	3,000,000	5,293,494	1,700,000	-	197,298	11,006,561
	2020	600,000	-	879,362	2,378,733	242,852	196,270	4,297,217

Hardin Dean Mitchell Executive Vice President, Chief Financial Officer and Treasurer	2021	450,577	1,405,000	800,014	553,000	-	68,332	3,276,923
	2020	323,539	121,666	-	292,000	-	64,001	801,206

Evan S. Stolove Executive Vice President, General Counsel, and Secretary	2021	366,096	471,999	400,007	300,000	-	53,136	1,591,238
	2020	309,885	95,333	-	215,000	-	44,474	664,692

Michael Derstine Executive Vice President and Chief Risk Officer	2021	315,304	328,333	400,007	222,000	-	47,996	1,313,640

Brian Gould Executive Vice President and Chief Operations Officer	2021	332,215	326,667	400,007	215,000	-	47,847	1,321,736

(1)Amounts reported in this column reflect (i) the value of retention awards earned in 2021 and (ii) the value received in 2021 upon the vesting of Parent Deferred Cash awards originally granted in prior years, in each case in the following amounts:

Name	Retention Awards (S)	Deferred Cash Awards ($)	Bonus Total ($)
Mr. Gupta	3,000,000	-	3,000,000
Mr. Mitchell	1,250,000	155,000	1,405,000
Mr. Stolove	350,000	121,999	471,999
Mr. Derstine	200,000	128,333	328,333
Mr. Gould	250,000	76,667	326,667
(2)Amounts reported in this column reflect the aggregate grant date fair value of the RSUs awarded during the period, determined in accordance with FASB ASC Topic 718. The grant date fair value for the RSUs is based on the stock price of a share of our common stock on the date of grant. For Mr. Gupta, the values also include RSUs and PSUs granted by our Parent. For these RSUs, the grant date fair value is based on the stock price of a share of our Parent's common stock on the date of grant. The grant date fair value of the PSUs is based on the stock price of a share of our Parent’s common stock on the date of grant and the probable achievement level of the performance goals at the time of grant. Assuming achievement of the PSU performance conditions at the highest level (rather than at the target attainment level reflected in the table), the aggregate grant date fair value of the 2021 PSUs granted to our CEO would be $2,093,568. Please reference the Key compensation Program Elements- Long-Term Incentives section of the CD&A for further details.
(3)Reflects the annual change in actuarial present values of the eligible NEO’s accumulated benefits under the SERP provided by our Parent, which was a negative value of $(80,369) for Mr. Gupta in 2021. This negative change in pension value was excluded from this column for Mr. Gupta for 2021. The SERP was closed to new participants effective January 1, 2010. A description of the SERP precedes the 2021 Pension Benefits Table below. Mr. Gupta’s change in pension value for 2020 was not previously disclosed in the Corporation’s S-1 filing, but has been included here.
54       ENACT

EXECUTIVE COMPENSATION
(4)See the 2021 All Other Compensation - Details table below:
2021 All Other Compensation—Details

Name	Company Contributions to the Retirement Plans ($)(a)	Life Insurance Premiums ($)(b)	Executive Physical ($)	Financial Counseling ($)	Other ($)(c)	Total ($)
Mr. Gupta	177,262	4,536	2,400	13,100	-	197,298
Mr. Mitchell	59,406	3,726	-	4,000	1,200	68,332
Mr. Stolove	46,488	5,103	-	345	1,200	53,136
Mr. Derstine	42,264	4,531	-	-	1,200	47,996
Mr. Gould	42,345	4,050	-	-	1,452	47,847
(a)Reflects contributions made on behalf of the NEOs for each of the following Parent retirement programs: (i) Corporation matching contributions made in 2021 to the 401(k) Savings Feature of the Retirement and Savings Plan; (ii) Corporation contributions made in 2022 to the Retirement Account Feature of the Retirement and Savings Plan, which are based on 2021 earnings; and (iii) Corporation contributions made in 2022 to the Restoration Plan, which are based on 2021 earnings.
(b)Represents premium payments made in 2021 for the following Parent programs: (i) Leadership Life Program, an individually owned universal life insurance policy provided to all of our executives; and for Mr. Gupta only, (ii) Executive Life Program, a $1 million Corporation-owned life insurance policy for which Mr. Gupta may identify a beneficiary for payment by us in the event of his death. Premiums for the Leadership Life Program are graded through age 59, with escalation in particular between age 50 and 59, and then level thereafter.
(c)Represents fitness reimbursement and temporary home office stipend.
Grants of Plan-Based Awards
The table below provides information on the following plan-based awards that were made in 2021:
•Annual Incentive. Annual incentive opportunities awarded to our NEOs are earned based on Corporation performance measured against one-year financial objectives and key strategic priorities, together with a qualitative assessment of performance, including individual performance objectives. Additional information regarding the design of the annual incentive program may be found in Key Compensation Program Elements- Annual Incentive section above. Annual incentives are identified as “AI” in the Award Type column of the following table.
•Restricted Stock Units. Each RSU represents a contingent right to receive one share of our common stock in the future or for those RSUs granted to our CEO by our Parent, one share of our Parent’s common stock. If the Corporation pays dividends on its common stock, dividend equivalents accrue with respect to the RSUs and will be reinvested in additional RSUs at the time that the corresponding RSUs vest. All of our NEOs received RSU awards related to the IPO. Additional information regarding RSUs is included in the Key Compensation Program Elements- Long-Term Incentives- Restricted Stock Units section above.
•Performance Stock Units. PSUs granted to our CEO by our Parent consist of performance-vesting stock units that may convert to Parent shares following the end of the performance period based on achievement of certain pre-established performance goals relating to our Parent. PSUs are granted with respect to a target number of shares, will be forfeited if performance falls below a designated threshold level of performance, and may be earned up to 200% of the target number of shares for exceeding a designated maximum level of performance. Additional information regarding PSUs is included in the Key Compensation Program Elements- Long-Term Incentives- Restricted Stock Units section above.
2022 PROXY STATEMENT       55

EXECUTIVE COMPENSATION
2021 Grants of Plan-Based Awards Table

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Award Type	Grant Date(2)		Threshold	Target	Max	Threshold	Target	Max
Mr. Gupta	AI			-	1,256,900	2,513,800
	RSU	3/25/2021	(3)							316,221	(4)	1,046,692
	PSU	3/25/2021	(3)				151,540	303,080	606,160			1,046,784
	RSU	9/15/2021								168,422	(5)	3,200,018
Mr. Mitchell	AI			-	381,000	762,000
	RSU	9/15/2021								42,106	(5)	800,014
Mr. Stolove	AI			-	214,100	428,200
	RSU	9/15/2021								21,053	(5)	400,007
Mr. Derstine	AI			-	164,000	328,000
	RSU	9/15/2021								21,053	(5)	400,007
Mr. Gould	AI			-	159,200	318,400
	RSU	9/15/2021								21,053	(5)	400,007
(1)The 2021-2023 Parent PSUs may be earned and vest based on the level of achievement of certain pre-established performance goals relating to our Parent and continued service over the performance period ending on December 31, 2023, which are described in greater detail in the Key Compensation Program Elements- Long-Term Incentives- Performance Stock Units section above.
(2)Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for the PSUs is based on the grant date fair value of the underlying Parent shares at target performance and the probable outcome of performance-based conditions at the time of grant, excluding the effect of estimated forfeitures in addition to Monte Carlo valuation for the portion of the award tied to relative TSR performance.
(3)These RSUs and PSUs were granted by our Parent and relate to Parent common shares.
(4)RSUs are scheduled to vest one-third per year beginning on the first anniversary of the grant date.
(5)RSUs are scheduled to vest in full on the third anniversary of the grant date.
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EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2021 Fiscal Year-End Table
The table below provides information with respect to outstanding Parent and Corporation equity awards held by our NEOs on December 31, 2021:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mr. Gupta	27,600	-	8.88	2/14/2022	45,046	(3)	182,436	(7)	270,272	(9)	1,094,602
	26,400	-	9.06	2/15/2023	89,366	(4)	361,932	(7)	268,098	(10)	1,085,797
	24,000	-	15.23	2/20/2024	316,221	(5)	1,280,695	(7)	606,160	(11)	2,454,948
					178,171	(6)	3,682,795	(8)
Mr. Mitchell	12,300	-	8.88	2/14/2022	44,544	(6)	920,724	(8)
	15,500	-	9.06	2/15/2023
	11,000	-	15.23	2/20/2024
Mr. Stolove					22,272	(6)	460,362	(8)
Mr. Derstine	12,500	-	8.52	3/1/2023	22,272	(6)	460,362	(8)
	15,000	-	15.23	2/20/2024
Mr. Gould					22,272	(6)	460,362	(8)
(1)Reflect fully vested stock options granted by our Parent prior to our IPO.
(2)Option exercise price is equal to the closing market price of our Parent’s common stock on the date of grant.
(3)Remaining RSUs vest 100% on 5/16/2022.
(4)Remaining RSUs vest 50% on 4/7/2022 and 4/7/2023.
(5)RSUs vest one-third on 3/25/2022, 3/25/2023, and 3/25/2024.
(6)RSUs vest 100% on 9/15/2024.
(7)Market value is calculated based on the closing price of Parent common stock on December 31, 2021 of $4.05 per share.
(8)Market value is calculated based on the closing price of Enact common stock on December 31, 2021 of $20.67 per share.
(9)2019-2021 Parent PSUs became earned and vested based on our Parent’s level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2021. Amounts reported here reflect actual levels of achievement of the performance following the end of the performance period. For more information regarding the payout of these Parent PSUs, see the proxy statement filed by our Parent.
(10)2020-2022 Parent PSUs may be earned and become vested based on our Parent’s level of achievement of certain pre-established performance goals over the performance period ending on December 31, 2022. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding the 2020-2022 Parent PSUs, see the proxy statement filed by our Parent.
(11)2021-2023 Parent PSUs may be earned and become vested based on our Parent’s achievement of certain pre-established performance goals over the performance period ending on December 31, 2023. Amounts reported here reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information regarding the 2021-2023 Parent PSUs, see the proxy statement filed by our Parent.
2022 PROXY STATEMENT       57

EXECUTIVE COMPENSATION
2021 Options Exercised and Stock Vested Table
The table below provides information regarding Parent RSUs that vested during 2021. None of our NEOs exercised any Parent stock options during 2021.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
Mr. Gupta	89,728	331,659
Mr. Mitchell	-	-
Mr. Stolove	-	-
Mr. Derstine	-	-
Mr. Gould	-	-
(1)Reflects the gross number of shares received upon the vesting of RSUs. Based on the tax withholding payment election, a portion of the shares reflected above may have been withheld to cover taxes due.
(2)Reflects the fair market value of the underlying shares as of the vesting date.
Pension Benefits
The SERP is a non-qualified, defined benefit plan maintained by our Parent to provide eligible executives with additional retirement benefits. Mr. Gupta is the only Enact NEO eligible for this plan. The annual SERP benefit is a life annuity equal to a fixed percentage multiplied by the participant’s years of credited service, and the participant’s average annual compensation (based on the highest consecutive 36-month period within the last 120-month period prior to separation from service) with the resulting benefit not to exceed 40% of the participant’s average annual compensation. Credited service is defined as service with our Parent and its subsidiaries from the plan’s inception date (September 27, 2005) or date of SERP participation, whichever is later through the plan freeze date of December 31, 2010. The SERP benefit is then reduced by the value of the participant’s account balance under the Retirement Account Feature of our Retirement and Savings Plan as converted to an annual annuity. Compensation for SERP purposes generally includes only base salary and annual cash incentive (each whether or not deferred).
The annual SERP benefit is calculated as described below:

SERP Benefit	=	1.45% x Average Annual Compensation x Service as Eligible Participant (through 12/31/2010)	+	1.1% x Average Annual Compensation x Service as Eligible Participant (from 1/1/2011 through 12/31/2020)	-	Annuitized value of the company’s qualified plan: Retirement Account Feature

Each participant in the SERP will partially vest with regard to their benefit when they reach age 55 and have earned five years of “future service” (i.e. service occurring after December 31, 2015). Once a SERP participant has earned five years of “future service” and has reached at least age 55, the participant will become partially vested based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. If a participant resigns before vesting, then his or her SERP benefit will be forfeited. Only in certain circumstances will the SERP become fully vested upon termination prior to age 60, as described in the Executive Compensation-Potential Payments upon Termination or Change of Control section below. Benefit payments under the SERP will begin following a participant’s qualifying separation from service, but not earlier than age 60. The SERP has no provisions for acceleration of payout before age 60. There are also no provisions for the granting of extra years of service.
Material assumptions used to calculate the present value of the accumulated benefit are as follows:
•The accumulated benefit represents the current accrued benefit first available at age 60 utilizing actual service and compensation as of December 31, 2020;
•Interest rate of 2.76%;
•Mortality prescribed in the 1994 Group Annuity Mortality Table (Unisex) Found in Revenue Ruling 2001-62 (GATT2003) as defined by the plan;
•Form of payment actuarially equivalent to a five-year certain and life benefit; and
•Payments are guaranteed for the life of the participant.
58       ENACT

EXECUTIVE COMPENSATION
All SERP benefit accruals were frozen as of December 31, 2020. In addition, existing SERP participants were offered an opportunity to make an irrevocable, one-time election before the end of 2015 to freeze their SERP benefit accruals early, effective December 31, 2015, and begin receiving restoration benefits under the Restoration Plan as of January 1, 2016 (Mr. Gupta made this election).
The table below reflects the present value of the accrued benefit as of December 31, 2021.
2021 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year
Mr. Gupta(1)	SERP	8.08	1,027,890	-
Mr. Mitchell(2)	*	-	-	-
Mr. Stolove(2)	*	-	-	-
Mr. Derstine(2)	*	-	-	-
Mr. Gould(2)	*	-	-	-
(1)Mr. Gupta elected to freeze his SERP benefit as of December 31, 2015 in order to begin receiving restoration benefits under our Parent’s Restoration Plan as described in the Non-Qualified Deferred Compensation section above.
(2)Messrs. Mitchell, Stolove, Derstine and Gould are not eligible for the SERP.
Non-Qualified Deferred Compensation
Certain Enact NEOs have participated in the Genworth Financial, Inc. Restoration Plan, a non-qualified defined contribution plan, for our Corporation which provides eligible executives, including our NEOs, with benefits generally equal to any matching contributions that they are precluded from receiving under the 401(k) Savings Feature of our Retirement and Savings Plan as a result of restrictions under the Internal Revenue Code (the “Code”) (the “Restoration 401(k) Savings Feature”). For 2021, our NEOs were also provided a contribution credit equal to 5% of the participant’s eligible pay (base salary and annual cash incentive paid) in excess of the annual compensation limit in Section 401(a)(17) of the Code ($290,000 in 2021) (the “Restoration Retirement Account Feature”).
For those executive officers, the Restoration Plan provides supplemental benefits equal to the amount of contributions that executives are precluded from receiving under the Retirement Account Feature of our qualified Retirement and Savings Plan (the “Restoration Retirement Account Feature”).
Participants become vested with respect to the Restoration 401(k) Savings Feature and Restoration Retirement Account Feature account balances as of the earlier of reaching age 60 or attaining three years of “future service.”
Eligible executives, including our NEOs, have had the opportunity to request that their Restoration Plan contribution credits (balances) be invested in or track a diverse array of generally available mutual fund investment options.
2021 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Gupta	Restoration	-	154,062	176,119	-	1,259,943
Mr. Mitchell	Restoration	-	36,206	43,937	-	311,891
Mr. Stolove	Restoration	-	23,288	11,779	-	97,348
Mr. Derstine	Restoration	-	19,064	25,081	-	176,391
Mr. Gould	Restoration	-	19,617	3,415	-	41,324
(1)Reflects company contributions to the Restoration Plan made in 2022, which are based on 2021 earnings. The contributions are reported as compensation for 2021 in the All Other Compensation column of the 2021 Summary Compensation Table.
(2)Aggregate balances reported as of December 31, 2021 for the NEOs include amounts that were reported in the Summary Compensation Table for 2021. For the Restoration Plan, the amount of compensation reported in the Summary Compensation Table for 2021 is $154,062 for Mr. Gupta, $36,206 for Mr. Mitchell, $19,617 for Mr. Gould, $23,288 for Mr. Stolove and $19,064 for Mr. Derstine.
2022 PROXY STATEMENT       59

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change of Control
The following tables and narrative disclosure summarize the (i) compensation and benefits that would have been payable to each of the NEOs in the event of a termination of employment under various circumstances, assuming that such termination was effective as of December 31, 2021. The compensation and benefits described and quantified below are in addition to the compensation and benefits that would already be earned or vested upon such NEO’s termination, including accrued but unpaid salary, and payments and benefits accrued under our broad-based benefit programs, including any vested contributions we made under the 401(k) Savings and Retirement Account Features of our Parent’s Retirement and Savings Plan.
Involuntary Termination of Employment (Without a Change of Control)
Prior to the IPO, our Parent entered into agreements with our NEOs in order to promote retention, by providing severance benefits in the event their employment is terminated under certain circumstances and to align with severance benefits commonly provided in our market for competing executive talent.
In the event the employment of a NEO was terminated without “cause” or by the executive for “good reason” (as such terms are defined in the agreements with NEOs) during 2021, such NEO would have been entitled to receive the following severance benefits:
•Severance payment. The NEOs would receive a lump sum cash severance payment, payable within 60 days of the date of termination in an amount equal to 1.5 times the sum of base salary and target annual incentive, in the case of Mr. Gupta, and the sum of base salary and target annual incentive for the other NEOs.
•Pro rata annual incentive award. The NEO would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the qualified termination occurs (determined at the end of such year based on actual performance results), prorated to the nearest half month to reflect the portion of the fiscal year that had elapsed prior to the date of termination.
•Benefits payment. The NEO would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion of benefit plan premiums for the Corporation’s group medical, dental, vision, and/or prescription drug plan benefits in which the employee participated prior to the termination, multiplied by the severance period as defined in the individual executive’s agreement (12 months for Mr. Gupta, six months for Mr. Mitchell and ten months for Messrs. Stolove, Derstine and Gould).
•Partial vesting of time-based long-term incentive awards. Parent RSUs and other cash and equity awards with time-based vesting restrictions held by the NEO would become immediately vested as of the participant’s termination, but only with respect to a number of awards that otherwise would have become vested on the award’s next regularly scheduled vesting date based on continued employment (the remainder of such awards would be forfeited). For the RSUs granted upon Enact’s IPO, a pro rata portion based on the number of whole months since grant date would accelerate.
•Vesting of performance-based long-term incentive awards. Parent performance-based equity held by the NEO would remain outstanding and would be earned, if at all, based on actual performance through the end of the performance period, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination.
•Retirement plan provisions. The CEO would become fully vested in any funded or unfunded nonqualified pension or retirement plans in which he participates, since he has been employed by the Corporation for at least five years.
To receive severance benefits, the executive would have to execute and deliver to us a general release of claims and agree to certain post-termination restrictive covenants, including a 12-month non-compete provision, 24-month restrictions on the solicitation of customers and employees, and restrictions on the use of confidential information.
The following table summarizes the payments and benefits that would have been payable to the NEOs under their severance agreements and other retention incentives in the event of a termination without “cause” or by the executive for “good reason” on December 31, 2021 pursuant to the agreements in effect on such date.
60       ENACT

EXECUTIVE COMPENSATION
Involuntary Termination of Employment (Without a Change of Control)

	Mr. Gupta	Mr. Mitchell	Mr. Stolove	Mr. Derstine	Mr. Gould
Cash Severance(1)	$3,375,000	$1,000,000	$700,000	$519,250	$542,500
Pro-Rated Annual Incentive(2)	1,700,000	553,000	300,000	222,000	215,000
Payments Related to Health Benefits(3)	23,711	10,912	18,257	18,784	17,955
Deferred Cash Vesting(4)	-	238,333	191,000	128,000	120,000
RSU Vesting(5)	1,097,200	76,727	38,364	38,364	38,364
PSU Vesting(6)	2,227,624	-	-	-	-
SERP Vesting(7)	1,027,890	-	-	-	-
Total	9,451,425	1,878,972	1,247,621	926,397	933,819
(1)Reflects a cash severance in the amount of 1.5 times the sum of base salary and target annual incentive in the case of Mr. Gupta, and one times base salary plus one times target annual incentive in the case of the other NEOs.
(2)Reflects an annual incentive award based on actual performance results through the end of 2021. Annual incentive awards are determined based on actual pro rata performance.
(3)Represents a lump sum cash payment equal to the Corporation’s cost of continued health coverage for the duration of the severance period.
(4)Reflects the aggregate value of Parent Deferred Cash Awards that would immediately vest as of the executive's termination. The awards for which vesting would accelerate are those awards that would have become vested on the award's next regularly scheduled vesting date based on continued employment.
(5)Reflects the aggregate value of RSUs (based on the closing price of Enact common stock on December 31, 2021 of $20.67) that would immediately vest as of the executive's termination. For Mr. Gupta, this value also reflects the aggregate value of Parent RSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) that would immediately vest as of the executive's termination.
(6)Reflects the aggregate value of 2019-2021, 2020-2022, and 2021-2023 Parent PSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) that would remain outstanding following the executive’s termination, and could be earned, if at all, at the end of the performance period based on actual results, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination. Reflects a payout of 2019-2021 Parent PSUs based on actual performance through the end of the performance period, a pro rata payout of 2020-2022 Parent PSUs based on a maximum level of performance and a pro rata payout of 2021-2023 Parent PSUs based on a target level of performance.
(7)Reflects the present value Mr. Gupta’s accumulated benefits under the SERP, as noted in the 2021 Pension Benefits Table, which would become fully vested.
Involuntary Termination Following a Change of Control
Prior to the IPO, our CEO participated in the Parent’s Change of Control Plan in order to continue to provide severance benefits, in the event that Mr. Gupta’s employment was terminated without “cause” or by the executive for “good reason” following a change of control of the Corporation.
The Parent’s Change of Control Plan provisions state that Mr. Gupta would receive payments and benefits in the event of a termination of employment without “cause” or by the executive with “good reason” within two years following a change of control of the Corporation (each a “Qualified Termination” as defined in the Change of Control Plan). In the event of a Qualified Termination during 2021, Mr. Gupta would have been eligible to receive the following severance benefits:
•Severance payment. Mr. Gupta would receive a lump sum cash severance payment in an amount equal to two times the sum of his base salary and target annual incentive.
•Pro rata annual incentive award. Mr. Gupta would receive a lump sum cash payment based on the annual incentive award that would have been payable with respect to the fiscal year in which the Qualified Termination occurs (determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target”), prorated to the nearest half-month to reflect the portion of the fiscal year that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.
•Vesting of time-based long-term incentive awards. Parent RSUs and IPO RSUs held by Mr. Gupta would become immediately vested as of a Qualified Termination and would remain exercisable until the award’s regular expiration date.
•Vesting of performance-based long-term incentive awards. Parent performance-based equity and cash awards held by Mr. Gupta would become vested and be deemed earned based on actual pro rata performance as of the date of a Qualified Termination, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at “target,” prorated to the nearest half-month to reflect the portion of the performance period that had elapsed prior to the Qualified Termination, and payable within 60 days following termination.
2022 PROXY STATEMENT       61

EXECUTIVE COMPENSATION
•Payment related to health and life insurance benefits. Mr. Gupta would receive a lump sum cash payment, payable within 60 days of the date of termination, equal to the monthly cost of the employer portion of benefit premiums of the Corporation’s group medical, dental, vision, and/or prescription drug plan benefits in which Mr. Gupta participates prior to the Qualified Termination, multiplied by 18, and he would continue to receive life insurance coverage for 18 months.
•Retirement plan provisions. Mr. Gupta would become fully vested in any funded or unfunded nonqualified pension, retirement or deferred compensation plans in which he participates.
Mr. Gupta’s agreement also provided that in the event he would be subject to a 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits would be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
Because Messrs. Mitchell, Stolove, Derstine and Gould are not eligible to receive benefits under the Parent’s Change of Control Plan, in the event of their involuntary termination following a change of control, they would receive the payments and benefits under their severance agreements.
The following table summarizes the payments and benefits that would have been payable to Mr. Gupta under the Parent’s Change of Control Plan and to Messrs. Mitchell, Stolove, Derstine and Gould under their severance agreements in the event of a Qualified Termination as of December 31, 2021:
Involuntary Termination of Employment Following a Change of Control

	Mr. Gupta	Mr. Mitchell(1)		Mr. Stolove(1)	Mr. Derstine(1)	Mr. Gould(1)
Cash Severance	$4,500,000	(2)	$1,000,000	$700,000	$519,250	$542,500
Pro-Rated Annual Incentive	1,700,000	(3)	553,000	300,000	222,000	215,000
Payments Related to Health Benefits	35,566	(4)	10,912	18,257	18,784	17,955
Deferred Cash Vesting	-		238,333	191,000	128,000	120,000
RSU Vesting	5,507,858	(5)	76,727	38,364	38,364	38,364
PSU Vesting	2,227,624	(6)	-	-	-	-
SERP Vesting	1,027,890	(7)	-	-	-	-
Continued Life Insurance	11,056	(8)	-	-	-	-
280G Cut-Back	(66,631)	(9)
Total	14,943,363		1,878,972	1,247,621	926,397	933,819
(1)Because Messrs. Mitchell, Stolove, Derstine and Gould are not eligible to receive benefits under the Parent’s Change of Control Plan, in the event of their involuntary termination following a change of control, they would receive benefits under their severance agreements. Therefore, their benefits under this table are the same as those under the Involuntary Termination of Employment (Without a Change of Control) table.
(2)Reflects a cash severance in the amount of two times the sum of base salary and target annual incentive.
(3)Reflects lump sum cash payment of the current-year annual incentive award based on actual performance results through the end of 2021. Annual incentive awards under the Parent’s Change of Control Plan are determined based on actual pro rata performance, to the extent such performance can be reasonably established, or otherwise based on an assumed achievement of all relevant performance goals at "target."
(4)Represents a lump sum cash payment equal to the Corporation’s cost of 18 months of continued health coverage.
(5)Reflects the aggregate value of Parent RSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) and IPO RSUs (based on the closing price of Enact common stock on December 31, 2021 of $20.67) that would immediately vest as of the executive's termination.
(6)Reflects the aggregate value of 2019-2021, 2020-2022, and 2021-2023 Parent PSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) that would remain outstanding following the executive’s termination, and could be earned, if at all, at the end of the performance period based on actual results, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of termination. Reflects a payout of 2019-2021 Parent PSUs based on actual performance through the end of the performance period, a pro rata payout of 2020-2022 Parent PSUs based on a maximum level of performance and a pro rata payout of 2021-2023 Parent PSUs based on a target level of performance.
(7)Reflects the present value of Mr. Gupta’s accumulated benefits under the SERP, as noted in the 2021 Pension Benefits Table, which would become fully vested.
(8)Reflects the estimated value of premium payments for 18 months of continued coverage under the Parent’s Leadership Life and Executive Life Programs.
(9)If an executive's total parachute payments exceed their applicable 280G threshold amount by less than 10%, then the compensation payable to the executive will be reduced such that the total parachute payments to the executive do not exceed the 280G threshold amount (the amount of any such reduction is referred to as a "280G Cut-Back").
62       ENACT

EXECUTIVE COMPENSATION
Enact Severance Plans
As described above under “Other Benefit Programs--Severance Benefits,” in February 2022, our Compensation Committee adopted the Enact Holdings, Inc. Senior Executive Severance Plan (the “Enact Executive Severance Plan”) and the Enact Holdings, Inc. Change of Control Severance Plan (the “Enact CIC Severance Plan”). Each of our NEOs is eligible to participate in each of the plans, which have replaced and superseded the above Parent plans and agreements on a go forward basis.
Death or Disability
In the event of death or total disability, NEOs (or their designated beneficiary) would generally be eligible to receive the following:
•Long-Term Incentive Awards. In the event of death or termination due to total disability: (i) all unvested Parent stock options and Parent SARs would become vested and exercisable; (ii) all unvested Parent and IPO RSUs and Parent Deferred Cash awards would become vested; and (iii) any unvested Parent PSUs would become vested on a pro rata basis as of the date of termination based on the number of full months elapsed from the inception of the performance period until the date of termination. Furthermore, all such performance-based awards would pay out at the end of the regular performance period based on actual performance. The NEOs did not have any unvested Parent stock options or Parent SARs as of December 31, 2021.
•Annual Incentive. NEOs (or their designated beneficiary) would receive a pro-rated portion of any annual incentive award, based on actual performance results.
•Retirement Programs. Executive officers (or their designated beneficiary) would become vested in the Parent SERP benefits shown in the 2021 Pension Benefits Table. All NEOs are fully vested in the Restoration Plan balance reported in the 2021 Non-Qualified Deferred Compensation Table as of December 31, 2021.
The following table summarizes the payments and benefits payable to the NEOs (or their designated beneficiary) in the event of death or total disability as of December 31, 2021:
Death or Disability

	Mr. Gupta		Mr. Mitchell		Mr. Stolove		Mr. Derstine		Mr. Gould
	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability
Deferred Cash Vesting(1)	$-	$-	$558,334	$558,334	$449,334	$449,334	$254,667	$254,667	$246,667	$246,667
RSU Vesting(2)	5,507,858	5,507,858	920,724	920,724	460,362	460,362	460,362	460,362	460,362	460,362
PSU Vesting(3)	2,227,624	2,227,624	-	-	-	-	-	-	-	-
Pro-Rated Annual Incentive Award(4)	1,700,000	1,700,000	553,000	553,000	300,000	300,000	222,000	222,000	215,000	215,000
SERP Vesting(5)	1,027,890	1,027,890	-	-	-	-	-	-	-	-
Leadership Life Program(6)	2,000,000	3,248	940,500	3,726	870,800	5,103	847,800	4,531	854,280	4,050
Executive Life Program(7)	1,734,605	-	-	-	-	-	-	-	-	-
Total	14,197,977	10,466,620	2,972,558	2,035,785	2,080,496	1,214,800	1,784,829	941,561	1,776,309	926,079
(1)Reflects the aggregate value of Parent Deferred Cash awards that would immediately vest as of the executive's death or total disability.
(2)Reflects the aggregate value of RSUs (based on the closing price of Enact common stock on December 31, 2021 of $20.67) that would immediately vest as of the executive's death or total disability. For Mr. Gupta, this value also reflects the aggregate value of Parent RSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) that would immediately vest as of the executive's death or total disability.
(3)Reflects the aggregate value of 2019-2021, 2020-2022, and 2021-2023 Parent PSUs (based on the closing price of Genworth common stock on December 31, 2021 of $4.05) that would remain outstanding following the executive’s death or total disability, and could be earned, if at all, at the end of the performance period based on actual results, prorated to the nearest half-month to reflect the portion of the performance period year that had elapsed prior to the date of death or total disability. Reflects a payout of 2019-2021 Parent PSUs based on actual performance through the end of the performance period, a pro rata payout of 2020-2022 Parent PSUs based on a maximum level of performance and a pro rata payout of 2021-2023 Parent PSUs based on a target level of performance.
(4)Reflects an annual incentive award based on actual performance results through the end of 2021. Annual incentive awards upon death or disability are determined based on actual pro rata performance.
(5)Reflects the present value of each participating NEO’s accumulated benefits under the SERP, as noted in the 2021 Pension Benefits Table, which would become fully vested.
(6)Represents death benefits payable to the NEO’s beneficiary in the event of death, or the value of one year of continued premium payments in the event of total disability.
2022 PROXY STATEMENT       63

EXECUTIVE COMPENSATION
(7)Pursuant to the terms of our Parent’s Executive Life Program, the amount disclosed represents the value of the $1 million payment plus a gross-up on federal and state income taxes related to such payment, that the Corporation would pay to Mr. Gupta’s beneficiary. Mr. Gupta is the only executive eligible for this program.
Retirement
Each of our executive benefit and compensation programs has varying retirement definitions. Upon a voluntary termination, a retirement-eligible executive would be eligible to receive the following:
•Retirement Programs. The current definition of retirement for purposes of the SERP is attainment of age 60 with five years of service. As described above, participants in the SERP may partially vest sooner after they reach age 55 and have earned five years of “future service” (i.e., service occurring after December 31, 2015) based on a scale ranging from 50% at age 55 and increasing by 10% each year until the participant reaches full vesting at age 60. The SERP was closed to new participants effective January 1, 2010. The Restoration Plan currently vests upon termination if the participant is at least age 60 with respect to the Restoration 401(k) Savings and Restoration Retirement Account Feature account balances, and after age 60 with five years of service with respect to any Supplemental Contribution account balance. The Supplemental Contribution was closed to new participants after December 31, 2015 and was eliminated entirely effective December 31, 2020.
As described above, the Restoration Plan may also become vested after attaining three years of “future service” (i.e., service occurring after December 31, 2015) with respect to the Restoration 401(k) Savings Feature and Restoration Retirement Account Feature. Benefits will be paid from the Restoration Plan in 10 annual installments if the account balance is $50,000 or more at retirement or paid in a lump sum if the account balance is less than $50,000 at retirement.
•Life Insurance Programs. The definition of retirement under the Leadership Life Program is age 60 with 10 years of service. If this eligibility is met, we will continue to pay Leadership Life Program premiums until the later of age 65 or until a total of 10 annual premium payments have been made. For participants under the Executive Life Program prior to January 1, 2007, we will continue to pay the premium if the executive retires at age 60 with 10 years of service. For participants who joined the Executive Life Program after January 1, 2007, coverage will cease at termination.
•Long-Term Incentive Awards. All unvested Parent stock option, Parent SARs, Parent and IPO RSUs and Parent Deferred Cash awards would immediately vest and become exercisable if the participant is at least age 60 with five years of service at retirement. Parent PSUs would become vested on a pro rata basis as of the date of termination based on the number of full months elapsed from the inception of the performance period until the date of termination, based on actual performance for the entire performance period.
None of the NEOs are currently retirement eligible.
64       ENACT

Audit Matters

PROPOSAL 4
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements and to attest to the effectiveness of our internal control over financial reporting. The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2022. KPMG has served as our independent auditor in connection with and since our initial public offering in 2021. KPMG is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.
The Audit Committee recognizes the importance of maintaining the independence of the Corporation’s independent auditor, both in fact and appearance. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent auditor. In addition, the Audit Committee has not adopted restrictions incremental to regulatory requirements, and Corporation management will notify KPMG prior to engaging in conversations, for the potential hiring of a KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, persons having responsibility for providing audit assurance on any aspect of their certification of the Corporation’s financial statements, and persons with a potential conflict of interest or independence considerations with KPMG. KPMG undertakes a process to review the hiring of any individual by the Corporation who was previously employed by KPMG. The lead KPMG partner assigned to our audit will be rotated at least every five years. The Audit Committee and its chairperson are directly involved in the selection of the new lead partner.
Annually, the Audit Committee evaluates the qualifications, performance, and independence of the Corporation’s independent auditor and determines whether to re-engage the current independent auditor for the following year. In doing so, the Audit Committee considers, among other things: (i) external data relating to audit quality and performance, including recent PCAOB reports on KPMG and its peer firms; (ii) KPMG’s tenure as our independent auditor and its familiarity with our operations and businesses, accounting policies and practices, and internal control over financial reporting; (iii) the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and technical expertise; and (iv) KPMG’s independence.
Based on this evaluation, the members of the Audit Committee and our Board of Directors believe that the continued retention of KPMG is in the best interests of the Corporation and our stockholders.
KPMG representatives are expected to attend the 2022 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.
We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our certificate of incorporation or Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm, subject to consent of Genworth under the Master Agreement. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year, subject to consent by Genworth under the Master Agreement, if it determines that such a change would be in the best interests of the Corporation and our stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year 2022.

2022 PROXY STATEMENT       65

AUDIT MATTERS
Approval of Audit and Non-Audit Services
We understand the need for KPMG to maintain objectivity and independence in its audit of our consolidated financial statements. As required by the Audit Committee’s charter and applicable SEC and PCAOB rules and regulations, the Audit Committee pre-approves all audit, audit-related, tax, and other permitted non-audit services performed by KPMG, including the amount of fees payable for such services, to ensure that the provision of such services does not impair KPMG’s independence. The Audit Committee may not delegate this responsibility to management. Certain audit and audit-related services and fees are pre-approved by the Audit Committee on an annual basis in connection with the engagement of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year. Any other audit, audit-related and permitted non-audit services, and all tax services must be specifically pre-approved by the Audit Committee.
Auditor Fees
The aggregate KPMG fees for professional services rendered in or provided for 2021 and 2020 were:

	2021	2020
Type of Fees	(in thousands)	(in thousands)
Audit Fees(1)	$1,163	$1,087
Audit-Related Fees(2)	282	328
Tax Fees(3)	—	—
All Other Fees(4)	55	54
Total	$1,500	$1,469
(1)Fees for services to perform an audit or review in accordance with either the standards of the PCAOB or similar bodies in other countries, or generally accepted auditing standards and services that generally only Enact’s independent registered public accounting firm can reasonably provide, such as the audit of Enact’s consolidated financial statements included in public offerings or filings, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
(2)Fees for assurance and related services that are traditionally performed by Enact’s independent registered public accounting firm, such as audit and related services for employee benefit plan audits, internal control reviews, document production requests, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(3)Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds, tax payment planning services and assistance with tax audits and filing appeals. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.
(4)Fees not considered audit or audit-related, such as the actuarial services.
66       ENACT

AUDIT MATTERS
Report of the Audit Committee
We have reviewed and discussed the Corporation’s audited financial statements with management, who has primary responsibility for the financial statements. KPMG LLP (“KPMG”), the Corporation’s independent registered public accounting firm for 2021, is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements with U.S. generally accepted accounting principles. The Committee has discussed with KPMG the matters required to be discussed the applicable requirements of the PCAOB and the SEC. The Committee has received the written disclosures and letters from KPMG in accordance with PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee discussed with KPMG that firm’s independence. The Committee also concluded that KPMG’s provision of audit and non-audit services, as described in the previous section, to the Corporation and its affiliates is compatible with KPMG’s independence.
Based on the review and discussions referred to above, the Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. This report is provided by the following independent directors, who constitute the Committee:
Anne Waleski, Chairperson
Sheila Hooda
Robert P. Restrepo, Jr.
2022 PROXY STATEMENT       67

Information About Our Stock
Ownership of Enact Common Stock
The following table sets forth information as of March 14, 2022, except as indicated in the footnotes to the table, regarding the beneficial ownership of our common stock by:
•all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our common stock (based on the most recently available information filed with the SEC);
•the NEOs included in the 2021 Summary Compensation Table above;
•each of our current directors and director nominees; and
•all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table, each of the directors, and executive officers possesses sole voting and investment power with respect to all shares set forth opposite his or her name. As of March 14, 2022, there were 162,841,204 shares of common stock outstanding and no shares of any other class of voting securities outstanding.
The address of each director and executive officer listed below is c/o Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27613.

	Beneficial Ownership		Other Non- Management director Stock- Based Holdings(1)
Name of Beneficial Owner	Number of Shares	Percentage
Genworth Holdings, Inc.(2)	132,877,440	81.6%
Bayview Asset Management, LLC(3)	15,154,991	9.3%
Rohit Gupta	36,750	*
Hardin Dean Mitchell	20,000	*
Evan S. Stolove	-	*
Michael Derstine	1,000	*
Brian Gould	6,000	*
Thomas J. McInerney	-	*
Daniel J. Sheehan IV	50,000	*
Dominic J. Addesso	10,000	*	3,881
Michael A. Bless(4)	-	*	-
John D. Fisk	6,000	*	2,155
Sheila Hooda	-	*	2,155
Robert P. Restrepo Jr.	25,000	*	2,155
Debra Still	5,000	*	2,155
Westley V. Thompson	5,000	*	2,155
Anne G. Waleski	5,000	*	2,155
All directors and executive officers as a group (15 persons)(5)	169,750	*
(1)Represents DSUs held by the non-management directors that settle in shares of common stock beginning one year after the director leaves the Board in a single payment or in payments over 10 years, at the election of the director, or earlier upon the death of the director. See Compensation of Directors section for more information regarding DSUs.
(2)Information obtained solely by reference to the Schedule 13G filed with the SEC on February 1, 2022, by Genworth Holdings, Inc. (“Genworth”). Genworth reported that it beneficially owns 132,877,440 shares, has sole power to vote or direct the vote of 132,877,440 shares and that it has sole power to dispose or to direct the disposition of 132,877,440 shares. The address for Genworth is 6620 West Broad Street, Richmond, VA 23230.
68       ENACT

INFORMATION ABOUT OUR STOCK
(3)Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 24, 2022, by Bayview Asset Management, LLC (“Bayview”) and Bayview MSR Opportunity Master Fund, L.P. (Bayview MSR”). The reported securities are held in the account of Bayview MSR, Ivalo Fund, L.P., Bayview Opportunity Master Fund VI, L.P. and Bayview Opportunity Master Fund VIa, L.P. (the "Investment Vehicles"). Bayview may be deemed to beneficially own the securities held by the Investment Vehicles by virtue of Bayview’s position as investment manager of each of the Investment Vehicles. Bayview reported that it beneficially owns 15,154,991 shares, has shared power to dispose or direct the disposition of 15,154,991 shares. Bayview MSR reported that it beneficially owns 12,599,913 shares, has shared power to vote or direct the vote of 12,599,913 shares, and has shared power to dispose or to direct the disposition of 12,599,913 shares. The address for Bayview is 4425 Ponce de Leon Blvd., 5th floor, Coral Gables, FL 33146 and the address for Bayview MSR is c/o Bayview Asset Management, LLC, 4425 Ponce de Leon Blvd., 5th floor, Coral Gables, FL 33146.
(4)Mr. Bless was appointed to the Board on March 9, 2022.
(5)Represents ownership by all current directors and executive officers.
Equity Compensation Plan Information
The following table gives information as of December 31, 2021 about common stock that may be issued under the 2021 Enact Holdings, Inc. Omnibus Incentive Plan:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(2)
Equity Compensation Plans Approved by Stockholders	670,448	__	3,329,083
(1)Includes shares issuable pursuant to the settlement of RSUs and DSUs.
(2)Reflects shares reserved and available for future issuance under the 2021 Enact Holdings, Inc. Omnibus Incentive Plan.
2022 PROXY STATEMENT       69

Questions and Answers about the 2022 Annual Meeting and Proxy Voting
What matters are to be voted on at the 2022 Annual Meeting?
Enact intends to present the following proposals for stockholder consideration and voting at the 2022 Annual Meeting:
1.to elect the eleven nominees named in this Proxy Statement as directors to serve until the next annual meeting;
2.to approve, on an advisory basis, the frequency of the future advisory votes to approve the compensation of our NEOs;
3.to approve, on an advisory basis, the compensation of our NEOs;
4.to ratify the selection of KPMG as our independent registered public accounting firm for 2022; and
5.to transact such other business as may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof.
What is the recommendation of the Board of Directors with respect to each proposal?
The Board of Directors recommends votes:
•FOR the election of each of the eleven nominees named in this Proxy Statement as directors;
•For 1 YEAR with respect to approval, on an advisory basis, of the frequency of future votes to approve the compensation of our NEOs;
•FOR the approval, on an advisory basis, of the compensation of our NEOs; and
•FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2022.
Will any other matters be presented for a vote at the 2022 Annual Meeting?
At this time, we are not aware of any other matters that will be presented for a vote at the 2022 Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in how to vote on that matter.
Who is entitled to vote at the 2022 Annual Meeting?
All holders of our Common Stock, par value $0.01 (our “common stock”), issued and outstanding at the close of business on March 14, 2022 (the “record date”) are entitled to vote at the 2022 Annual Meeting. As of the record date, there were 162,841,204 shares of our common stock issued and outstanding. Each share outstanding on the record date will be entitled to one vote.
How will the Virtual 2022 Annual Meeting be conducted?
The meeting will be conducted virtually and will include management remarks and a question and answer session. All stockholders of record on March 14, 2022 are invited to participate in the meeting. We intend to structure our virtual meeting to provide stockholders similar opportunities to participate as if the meeting were held in person, including the ability to vote shares electronically during the meeting and submit written questions, in advance or during the annual meeting, in accordance with the rules of conduct for the meeting.
The agenda and additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided during the meeting on the meeting website.
Only stockholders that enter a valid control number, which was included with your proxy materials, and name will be allowed to vote and submit up to three (3) written questions. Questions relevant to meeting matters will be answered during the meeting, to emulate an in-person question and answer session. A recording of the entire meeting will be posted on the investor page of our website.
What will I need to attend the 2022 Annual Meeting?
If you are a Enact stockholder, you may attend the 2022 Annual Meeting, vote, and submit a question during the 2022 Annual Meeting by visiting www.virtualshareholdermeeting.com/ACT2022 and using your 16-digit control number, which was included with your proxy materials, and name to enter the meeting.
If you are a beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, and your voting instruction form or notice of internet availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend the 2022 Annual Meeting using the 16-digit control number indicated on that
70       ENACT

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROXY VOTING
voting instruction form or notice of internet availability. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee and obtain a “legal proxy” in order to be able to attend the 2022 Annual Meeting.
How do I vote my shares?
Record Holders. Stockholders of record may vote their shares at the 2022 Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the 2022 Annual Meeting. Stockholders of record may grant a proxy with respect to their shares by mail, by telephone or by Internet. Granting a proxy by telephone or by Internet will be available through 11:59 p.m. Eastern time on May 11, 2022. Voting instructions appear on your proxy card. If you grant a proxy by telephone or by Internet, please have your proxy card available.
Beneficial Holders. If you are the beneficial owner, but not the record owner, of our common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Your ability to vote over the Internet or by telephone depends on the voting procedures of your bank, broker or other nominee.
Retirement Plan Holders. If you hold shares of our common stock through the Retirement and Savings Plan, you will receive instructions about how to direct the trustee of your plan to vote your shares. Please review these voting instructions to determine your ability to vote over the Internet or by telephone.
Proxies or voting instruction forms submitted by mail, telephone, or Internet will be voted in the manner indicated by the individuals named on the proxy or the voting instruction form.
What if I sign and return my proxy or voting instructions but do not specify how to vote my shares?
Record Holders. If you submit a proxy but do not specify how your shares are to be voted, the proxies will vote your shares:
•FOR the election of the eleven nominees named in this Proxy Statement as directors;
•For 1 YEAR with respect to approval, on an advisory basis, of the frequency of future votes to approve the compensation of our NEOs;
•FOR the approval, on an advisory basis, of the compensation of our NEOs; and
•FOR the ratification of the selection of KPMG as our independent registered public accounting firm for 2022.
Beneficial Holders. If you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares may be voted in the bank, broker or other nominee’s discretion with respect to the ratification of KPMG but such shares will not be voted with respect to the election of directors or the proposal to approve, on an advisory basis, the compensation of our NEOs or the proposal to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our NEOs.
Retirement Plan Holders. If you hold your shares through the Retirement and Savings Plan and submit your voting instruction form but do not specify how to vote your shares, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it received timely instructions.
May I change or revoke my proxy after it is submitted?
Yes, you may change or revoke your proxy before the 2022 Annual Meeting by:
•subsequently granting a proxy by telephone or by Internet;
•returning a later-dated proxy card;
•sending your notice of revocation to our Corporate Secretary; or
•attending the 2022 Annual Meeting and voting electronically.
If you submit your changed proxy or revocation by telephone or by Internet, it must be received by 11:59 p.m. Eastern time on May 11, 2022. If you submit your changed proxy or revocation by another method specified above, it must be received before the polls close for voting. Attendance at the meeting alone will not revoke a previously submitted proxy.
A beneficial stockholder who owns common stock in street name, meaning through a bank, broker or other nominee, should contact that entity to revoke a previously given proxy.
What is a quorum?
In order for business to be conducted at the 2022 Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of stock entitled to vote at the meeting are present or are represented by proxies.
What vote is required for the items of business at the 2022 Annual Meeting?
Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the 2022 Annual Meeting.
2022 PROXY STATEMENT       71

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROXY VOTING
Election of directors. Under our Bylaws, each of the nominees for director receiving a plurality of votes cast by holders of our common stock at the meeting or by proxy shall be elected to our Board of Directors.
The Board of Directors has proposed eleven nominees for election. No other nominees for election to the Board of Directors have been submitted for election in accordance with the Bylaws.
Advisory vote on the frequency of future advisory vote to approve named executive officer compensation. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for the non-binding, advisory vote to approve the frequency of future advisory votes to approve the compensation of our NEOs. However, because it is possible that no single choice will receive such vote, the choice supported by our stockholders will be determined by the affirmative vote of a plurality of the total votes cast by the holders of shares of our common stock. This means that the option (every one, two or three years) receiving the highest number of votes cast by stockholders will be considered the frequency that has been selected by the stockholders. The vote is advisory, and therefore not binding on the Corporation, the Compensation Committee or our Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory vote to approve NEO compensation as it deems appropriate.
Advisory vote to approve named executive officer compensation. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for the non-binding, advisory vote to approve the compensation of our NEOs. The vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or our Board of Directors. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.
Ratification of the selection of KPMG as our independent registered public accounting firm for 2022. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for the ratification of the selection of KPMG as our independent registered public accounting firm for 2022.
Other matters. The affirmative vote of the holders of a majority of shares of our common stock present at the meeting or by proxy and entitled to vote on the matter is required for approval of any other matters.
How are abstentions and broker non-votes counted?
Directors will be elected by a plurality of votes cast, as provided under our Bylaws. Abstentions will not be counted in determining whether a director has received a plurality of the votes cast for his or her election. Abstentions will have the same effect as votes “against” the advisory vote to approve NEO compensation, the advisory vote on the frequency of future advisory votes to approve NEO compensation and the proposal to ratify the selection of KPMG as our independent registered public accounting firm for 2022.
If a bank, broker, or other nominee returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Brokers do not have the discretionary authority to vote on the election of directors. Broker non-votes do not count as votes and, therefore, will not be counted in determining whether a director has received a plurality of the votes cast for his or her election.
Brokers also do not have the discretionary authority to cast an advisory vote on NEO compensation or an advisory vote on the frequency of future advisory votes on NEO compensation. As a result, brokers will not be treated as entitled to vote on these matters and, therefore, will not have any effect on the outcome of the proposal.
The ratification of the selection of KPMG as our independent registered public accounting firm for 2022 is deemed to be a discretionary matter and brokers will be permitted to vote uninstructed shares as to such matter.
Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.
Who counts the votes?
The Board will retain an independent tabulator to receive and tabulate the proxies and appoint an independent inspector of election to certify the results.
Who will pay the costs for soliciting proxies for the 2022 Annual Meeting?
The Corporation will pay all costs for soliciting proxies for the 2022 Annual Meeting. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, or other electronic means and we will pay the solicitation costs. Copies of proxy materials and of the 2021 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses.
What is the deadline for submission of stockholder proposals for the 2023 Annual Meeting?
The rules of the SEC establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Pursuant to those rules, any proposal for inclusion in Enact’s proxy materials for an annual meeting held in 2023 (the “2023 Annual Meeting”) would have to be received at our principal executive offices on or before the close of business on November 28, 2022.
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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROXY VOTING
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other business proposals by stockholders intended to be presented at our 2022 Annual Meeting. For these nominations or other business proposals to be properly brought before the meeting by a stockholder, assuming the 2022 Annual Meeting occurs on a date that is not more than 30 days before or 70 days after the anniversary of the 2022 Annual Meeting, the stockholder must deliver written notice to us no earlier than the close of business on January 12, 2023, nor later than the close of business on February 11, 2023. Such nominations and other business proposals must comply with all requirements set forth in our Bylaws. Our Bylaws provide that business proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our Bylaws.
In addition, the deadline for providing notice to the Corporation under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Corporation’s advance notice bylaws is March 13, 2023.
All notices of intention to present director nominations or other business proposals at the 2023 Annual Meeting, whether or not intended to be included in our proxy materials, should be addressed to: Corporate Secretary, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615.
Where can I find the voting results of the 2022 Annual Meeting?
The preliminary voting results are expected to be announced at the 2022 Annual Meeting. In addition, within four business days following the 2022 Annual Meeting, we intend to file the final voting results with the SEC on Form 8-K. To view the results, go to www.enactmi.com, select “Investors,” then select “Corporate Governance” and finally select “2022 Annual Meeting Results.”
May I request electronic delivery of proxy statements and annual reports in the future?
Stockholders of record may elect to receive future proxy statements and annual reports electronically by providing consent to electronic delivery online at www.proxyvote.com. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify Enact or Broadridge Financial Solutions, Inc., in accordance with applicable law, that you wish to resume mail delivery of these documents. If you hold your Enact common stock through a bank, broker, or other nominee, refer to the information provided by that entity for instructions on how to receive your proxy materials electronically.
Where can I view this Proxy Statement and Enact’s 2021 Annual Report electronically?
This Proxy Statement and Enact’s 2021 Annual Report may be viewed online at www.proxyvote.com.
How can I get a copy of Enact’s Annual Report on Form 10-K?
To obtain a copy of Enact’s 2021 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2021, without charge, address your request to Investor Relations, Enact Holdings, Inc., 8325 Six Forks Rd. Raleigh, NC 27615. In addition, the 2021 Annual Report may be accessed at our website. To view, go to www.enactmi.com, select “Investors,” then select “SEC Filings” and finally select “Annual Reports.” Our Form 10-K for the fiscal year ended December 31, 2021 also may be accessed at the SEC’s website at www.sec.gov.
2022 PROXY STATEMENT       73

Other Information
Voting
Your vote is important. We encourage you to participate in the 2022 Annual Meeting, either by attending and voting or by voting through other acceptable means. Whether or not you plan to attend the 2022 Annual Meeting, please take the time to vote your shares as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by telephone, by Internet or by completing, signing, dating, and returning the proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it by voting at the 2022 Annual Meeting, by delivering a subsequent proxy or by notifying Enact’s Corporate Secretary in writing of such revocation. Attendance at the meeting alone will not revoke a previously submitted proxy.
Each share of common stock issued and outstanding as of the record date is entitled to one vote for each director nominee and one vote for each of the other proposals properly presented at the meeting. Your vote is important, and we urge you to vote.
Meeting Admission
If you plan to attend the 2022 Annual Meeting, please follow the instructions beginning on page 4 of the accompanying Proxy Statement.
2021 Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 accompanies this Proxy Statement.
Date of Distribution
This Proxy Statement is furnished in connection with the solicitation of proxies by Enact on behalf of the Board of Directors for the 2022 Annual Meeting. The Notice of 2022 Annual Meeting of Stockholders, the Proxy Statement and proxy card are first being made available or mailed to stockholders on or about March 28, 2022.
Internet Availability of Proxy Materials
We are making this Proxy Statement and our 2021 Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), available to our stockholders on the Internet. We mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our 2021 Annual Report. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online, by mail or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote online, or have been mailed paper copies of our proxy materials and a proxy card (or a voting instruction form from their broker, bank or other nominee).
Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the costs associated with our 2022 Annual Meeting, and reduce the environmental impact of our 2022 Annual Meeting. However, if you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
74       ENACT

©2022 Enact Holdings, Inc. All rights reserved.

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ENACT HOLDINGS, INC.
8325 SIX FORKS ROAD
RALEIGH, NC 27615

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ACT2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77786-P70667 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENACT HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dominic J. Addesso
02) Michael A. Bless
03) John D. Fisk
04) Rohit Gupta
05) Sheila Hooda
06) Thomas J. McInerney
07) Robert P. Restrepo, Jr.
08) Daniel J. Sheehan, IV
09) Debra W. Still
10) Westley V. Thompson
11) Anne G. Waleski

The Board of Directors recommends you vote 1 YEAR for proposal 2 and FOR proposals 3 and 4.

	1 Year	2 Years	3 Years	Abstain
2. Advisory vote on the frequency of the Corporation seeking advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at
www.proxyvote.com

D77787-P70667

ENACT HOLDINGS, INC.
Annual Meeting of Stockholders
May 12, 2022 11:00 AM Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Rohit Gupta and Evan S. Stolove, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Enact Holdings, Inc., held of record by the undersigned on March 14, 2022 at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ACT2022 on Thursday, May 12, 2022, at 11:00 AM, Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Enact Holdings, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 3 and 4 and one year for proposal 2.

Continued and to be signed on reverse side